                                 EXHIBIT 1 A (5)

               GROUP VARIABLE UNIVERSAL LIFE INSURANCE POLICY AND
                                   CERTIFICATE

                                    Mailing Address: Hartford, Connecticut 06152
                                            Home Office: Bloomfield, Connecticut


                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                      (REFERRED TO HEREIN AS "THE COMPANY")


POLICYHOLDER:  [ABC COMPANY]

ADDRESS:       [123 MAIN STREET
               YOUR STATE, USA]

POLICY                 POLICY                     POLICY
NUMBER:  [XXXXX]       EFFECTIVE DATE: [X/X/XX]   ANNIVERSARY DATE: [X/X]

This group Policy contains the terms under which the Company agrees to insure certain persons and pay benefits.

The Company and the Policyholder have agreed to all the terms of this group Policy.

                               INSURING AGREEMENTS

The group Policy is issued to the Policyholder in consideration of its application, subject to payment of the required premium in accordance with agreed terms. The Company agrees to insure eligible persons as described in the Certificate of Insurance and the Policy Schedule for the benefits provided in, and subject to the terms, conditions and limitations set forth in the Policy, the Certificate of Insurance, and the Policy Schedule under which such person is eligible. The Certificate(s) are included in and made a part of this group Policy.

An Employee will become eligible and insured in accordance with the terms of the Eligibility and Effective Date of Insurance sections of the Certificate.

ALL BENEFITS AND VALUES PROVIDED BY THE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE FUND ACCOUNTS ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

This Policy is issued in the state of [Your State] and shall be governed by its laws.



            [SIG]                                 [SIG]
    --------------------                  ---------------------
    Corporate Secretary                         PRESIDENT

                 GROUP VARIABLE UNIVERSAL LIFE INSURANCE POLICY

                               TABLE OF CONTENTS


The Schedule                                                                     Page
         Policy Schedule                                                            3
         All Other Schedule Sections                                      Certificate

Definitions                                                               Certificate

Eligibility                                                               Certificate

Effective Date of Insurance                                               Certificate

Life Insurance Death Benefit                                              Certificate

Premium Payments                                                    5 and Certificate

Fund Account Provisions                                                   Certificate

Certificate Value Provisions                                              Certificate

Surrenders, Loan and Reinstatement Provisions                             Certificate

Termination Provisions                                                    Certificate

Continuation Provisions                                                   Certificate

Conversion Provisions                                                     Certificate

Table of Guaranteed Maximum Monthly Cost of Insurance Rates               Certificate

Ownership and Assignment Provisions                                       Certificate

Beneficiary Provisions                                                    Certificate

General Provisions                                                  6 and Certificate

[Accelerated Payment Benefit                                                   Rider]

[Paid-Up Life Insurance Option                                                 Rider]

[Seat Belt Benefit                                                             Rider]

[Supplemental Accidental Death Benefit                                         Rider]

[Supplemental Accidental Death and Dismemberment Benefit                       Rider]

[Supplemental Accidental Death, Dismemberment,
         Loss of Sight, Speech and Hearing; or Paralysis Benefit               Rider]

[Waiver of Cost of Life Insurance During Total Disability                      Rider]

[Spouse Term Life Insurance                                                    Rider]

                                 POLICY SCHEDULE


POLICYHOLDER: [ABC COMPANY]

EMPLOYER:     [ABC COMPANY]

CLASSES OF ELIGIBLE EMPLOYEES:


LIFE INSURANCE BENEFITS
     FOR EMPLOYEE
         [MAXIMUM GUARANTEED ISSUE:                                                    [$40,000]]
         MAXIMUM ISSUE:                                                                      [$!]
         [AUTOMATIC INCREASE FEATURE:                                      [Optional/Automatic] ]

     [FOR SPOUSE:
         MAXIMUM GUARANTEED ISSUE:                                                      [$20,000]
         MAXIMUM ISSUE:                                                                    [$!] ]

     [FOR DEPENDENT CHILD(REN) TERM INSURANCE:
         MAXIMUM ISSUE:                                                                    [$!] ]

ADDITIONAL BENEFITS:                                                               EFFECTIVE DATE

[Accelerated Payment Benefit Rider                                                      XX/XX/XX]
[Paid-up Life Insurance Option Rider                                                    XX/XX/XX]
[Seat Belt Benefit Rider                                                                XX/XX/XX]
[Supplemental Accidental Death Benefit Rider                                            XX/XX/XX]
[Supplemental Accidental Death & Dismemberment Benefit Rider                            XX/XX/XX]
[Supplemental Accidental Death, Dismemberment, Loss of Sight,
 Speech & Hearing; or Paralysis Benefit Rider                                           XX/XX/XX]
[Waiver of Cost of Life Insurance During Total Disability Rider                         XX/XX/XX]
[Spouse Term Life Insurance Rider                                                       XX/XX/XX]

AVAILABLE INVESTMENT OPTIONS


FUND GROUPS               FUNDS
Fund Manager A            Fidelity VIP II Investment Grade Bond Portfolio
                          Fidelity VIP Equity-Income Portfolio
                          Fidelity VIP II Asset Manager Portfolio
                          Fidelity VIP Overseas Portfolio

Fund Manager B            American Century VP Capital Appreciation

Fund Manager C            CIGNA [Variable Products] Money Market Fund
                          CIGNA [Variable Products] S&P 500 Index Fund



CIGNA FIXED ACCOUNT


The Separate Account for the Policy is CG Variable Life Insurance Separate Account A - A Connecticut General Life Insurance Company separate investment account established on May 22, 1995.

                               PREMIUM PROVISIONS

PAYMENT OF POLICY PREMIUM. The total premium payable by the Policyholder under the Policy will be the sum of all amounts payroll deducted as Premium for the Policy each month and payroll deduction services for collection of all premium contributed by Employees. The first premium will be due on the Policy Effective Date. After that, premiums will be due on the first day of each month, unless the Policyholder and the Company agree on some other method of premium payment from time to time. The premiums are payable at the designated Customer Service Center and will be deemed received only when an accurate reconciliation is received, two business days prior to the receipt of the premium, and the premium is actually received at the Customer Service Center or when wire transferred into a bank account established by the Company for receipt of premium under this Policy.

If any premium is not paid when due, the Policy will be cancelled as of the date the premium is due, except as provided in the Grace Period section.

GRACE PERIOD. A Grace Period of 61 days will be granted for the payment of the payroll deducted premium under the Policy. The Policy will be in force during that Grace Period. If such premium is not paid in the Grace Period, the Policy will cease at the end of that period. The Policy will cease before that date if the Policyholder gives written notice of cancellation in advance to the Company. When the Policy ceases, the Policyholder will be liable to the Company for all premiums past due.

                               GENERAL PROVISIONS

ENTIRE CONTRACT. The entire contract will be made up of the Policy, the application of the Policyholder, a copy of which is attached to the Policy, the Certificate(s), the Coverage Verification Pages, any Policy or Certificate riders, and the applications, if any, of the Insureds.

POLICY CHANGES. Changes may be made in the Policy only by amendment, signed by the Policyholder and by the Company acting through its President or Director. No agent may change or waive any terms of the Policy.

INSURANCE DATA. The Policyholder will give the Company all of the data that it needs to calculate the premium and all other data that it may reasonably require. Failure of the Policyholder to give this data will not void or discontinue an Insured's insurance. The Company has the right to examine the Policyholder's records relative to these benefits at any reasonable time while the Policy is in effect, and maintains this right until all rights and obligations under the Policy are finally fulfilled.

STATEMENTS NOT WARRANTIES. All statements made by the Policyholder or by an applicant will, in the absence of fraud, be deemed representations and not warranties. No statement made by the Policyholder or by the applicant to obtain insurance will be used to void or reduce the insurance unless it is made in writing, and is signed by the Policyholder or the applicant and a copy is sent to the Policyholder, the applicant or his Beneficiary.

CLERICAL ERROR. An Insured's coverage will not be affected by error or delay in keeping records of insurance under this Policy. If such an error or delay is found, the premium will be adjusted fairly.

CERTIFICATES. The Company will issue a Certificate to each Owner. The Certificate will show the benefits provided under this Policy. It will set forth any changes in benefits due to age and to whom benefits will be paid.

CONFORMITY WITH STATE STATUTES. Any provision of this Policy which, as of its effective date, is in conflict with the laws of the state where it is delivered, is amended to conform to the minimum requirements of such laws.

                                    Mailing Address: Hartford, Connecticut 06152
                                            Home Office: Bloomfield, Connecticut

CONNECTICUT GENERAL LIFE INSURANCE COMPANY ("the Company") certifies that it insures the person(s) named in the Coverage Verification Pages attached to this Certificate for the benefits provided by the Group Variable Universal Life Insurance Policy No. [XXXXXX-X] (the "Policy") issued to the [ABC Company] as indicated in the Coverage Verification Pages.

NOTICE: This Certificate does not apply to any Insured unless the Coverage Verification Pages showing the Insured's name, eligibility class, and the Certificate Effective Date are attached.

[EMPLOYER: ABC Company ]
POLICYHOLDER: [ABC Company ]
POLICY EFFECTIVE DATE: [XX/XX/XX]

This Certificate is included in and made a part of the Policy. It describes the main features of the insurance.

This Certificate takes the place of any other issued to the Insured on a prior date which described the insurance.

                             30-DAY RIGHT TO EXAMINE

If the Owner is not satisfied with this Certificate for any reason, it may be returned to the Company within 30 days after receipt. During this time, any premium paid will be placed in the Fixed Account, and if the Certificate is so returned, it will be deemed void from the Certificate Effective Date and the Company will return any premium that has been paid, less any loans, interest accrued and partial surrenders made during the Right to Examine period. If the Certificate is not returned during the Right to Examine period, all premiums will be allocated within three days of the end of the Right to Examine period as provided for in the Allocation of Premium Payments provision.

The amount of insurance payable upon the death of the Insured will be determined as provided in the Life Insurance Benefit provisions of the Certificate.

THE BENEFITS AND VALUES PROVIDED BY THE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE FUND ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. LOANS MAY NOT EXCEED 90% OF THE NET CASH VALUE.



              [SIG]                                [SIG]
     -------------------------            ------------------------
        Corporate Secretary                       PRESIDENT

             CERTIFICATE OF GROUP VARIABLE UNIVERSAL LIFE INSURANCE

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
CERTIFICATION..............................................................   1
DEFINITIONS................................................................   4
SCHEDULE OF BENEFITS ("THE SCHEDULE")......................................   9
         [Guaranteed Issue Amount.......................................... 10]
         [Amounts Exceeding the Guaranteed Issue Amount.................... 11]
         Maximum and Minimum Amounts of Coverage...........................  11
CHANGES IN COVERAGE AMOUNT.................................................  12
         [Automatic Increase Feature....................................... 12]
         Increases in Coverage Amount......................................  12
         Decreases in Coverage Amount......................................  13
         Premiums Held Pending Acceptance of Coverage Amount...............  13
         Maximums and Minimums.............................................  13
         Increase Due to Minimum Coverage Amount Provisions................  14
ELIGIBILITY................................................................  15
EFFECTIVE DATE OF INSURANCE................................................  17
LIFE INSURANCE BENEFIT.....................................................  20
PREMIUM PAYMENTS...........................................................  22
         Premiums..........................................................  22
         Allocation of Net Premium Payments................................  22
         Limits on Allocation of Net Premium Payments......................  22
         Interruptions of Premium Payments.................................  23
         Grace Period for Insured..........................................  23
FUND ACCOUNT PROVISIONS....................................................  24
         Separate Account and Fund Accounts................................  24

         Investment Risk...................................................  25
         Investment of the Fund Account Assets.............................  25
         Substitution or Elimination of Securities.........................  25
         Transfer Privilege................................................  26
         Limits on Transfers...............................................  26
CERTIFICATE VALUE PROVISIONS...............................................  27
         Cash Value........................................................  27
         Fixed Account Value...............................................  27
         Loan Account Value................................................  27
         Fund Account Value................................................  27
         Crediting and Cancelling Variable Accumulation Units..............  28
         Variable Accumulation Unit Value..................................  28
         Net Investment Factor.............................................  28
         Monthly Cost of Insurance Rates...................................  29
         Monthly Deduction.................................................  29
         Net Cash Value....................................................  30
         Lapse (Insufficient Net Cash Value)...............................  30
         Basis of Computations.............................................  30
SURRENDERS, LOANS AND REINSTATEMENT PROVISIONS.............................  31
TERMINATION PROVISIONS.....................................................  34
CONTINUATION PROVISIONS....................................................  35
CONVERSION PROVISIONS......................................................  37
TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE .....................  38
OWNERSHIP AND ASSIGNMENT PROVISIONS........................................  44
BENEFICIARY PROVISIONS.....................................................  45

GENERAL PROVISIONS.........................................................  46

                              EXPLANATION OF TERMS

You will find terms starting with capital letters throughout your Certificate and the Coverage Verification Pages. To help you understand your benefits, the location of the definition of these terms is indicated in the Table of Contents, or the definition is provided in the Definitions section of this Certificate. The male pronoun, whenever used, includes the female pronoun.


                                  THE SCHEDULE

The Schedule is a brief outline of the amounts of coverage available upon initial enrollment. For a full description of each benefit, refer to the appropriate section listed in the Table of Contents.

DEFINITIONS

ACTIVE SERVICE
     An Employee will be considered in Active Service with the Employer on a day which is one of the Employer's scheduled work days if he is performing in the usual way all of the regular duties of his work for the Employer. Such service can occur at one of the Employer's places of business or at some location to which the Employer's business requires him to travel. An Employee will be deemed in Active Service on a day which is not one of the Employer's scheduled work days only if he was in Active Service on the preceding scheduled work day.

ANNUAL COMPENSATION
     An Insured Employee's rate of pay as reported by the Employer. It does not include [overtime, bonus, additional compensation, or pay for more than 40 hours in a week.] A Retiree's Annual Compensation will be his rate of pay in effect immediately prior to retirement. A Leave of Absence Employee's Annual Compensation will be his rate of pay in effect immediately prior to going on a Leave of Absence.

ATTAINED AGE
     An Insured's age on his last birthday either prior to or on the same date as the Policy Effective Date or the Policy Anniversary Date, whichever is later.

CASH VALUE
     Cash Value is the sum of the Fixed Account Value, the Fund Account Values, and the Loan Account Value.

CERTIFICATE EFFECTIVE DATE
     The Certificate Effective Date is the date this Certificate becomes effective, as shown in the Coverage Verification Pages.

CURRENT OUTSTANDING LOAN BALANCE
     The Loan Balance plus all interest accrued but not yet paid.

[DEPENDENT CHILD
     The unmarried Child of an Employee who is:
     a)  at least 15 days of age, but less than [19] years old; or
     b) [19] or more years old, but less than [25] years, and enrolled in a school as a full-time student and primarily supported by the Employee; or
     c) [19] or more years old, primarily supported by the Employee, and incapable of self-sustaining employment by reason of mental or physical handicap. Proof of the Child's condition and dependence must be submitted to the Company within 31 days after the date the Child ceases to qualify as a Dependent under a) or b) above. During the next two years, the Company may, from time to time, require proof of the continuation of such condition and dependence. After that, the Company may require proof no more than once a year.

     The term "Child" means a Child born to, legally adopted by, or under the legal guardianship of the Employee. It also means a stepchild of the Employee living with the Employee.]

EMPLOYEE
     An Employee of the Employer in one of the Classes of Eligible Employees described in the Classes of Eligible Persons provisions. [The term does not include Employees who are part-time or temporary or who normally work less than [30] hours a week for the Employer.]

EMPLOYER
     The Employer is shown on the first page of this Certificate and is the group Policyholder.

FIXED ACCOUNT
     The account which provides for a guaranteed minimum interest rate of not less than 4% per year. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

[FORMER INSURED DEPENDENT CHILD
     An Insured Dependent Child who: (a) no longer qualifies as a Dependent Child, and who has elected to continue his insurance under the Policy; or
     (b) is at least [22 years of age] and has elected to be insured as a Former Insured Dependent Child instead of being insured as an Insured Dependent Child.]

FORMER INSURED EMPLOYEE
     An Insured Employee who no longer qualifies as such and who has elected to continue his insurance under the Policy.

[FORMER INSURED SPOUSE
     An Insured Spouse who: (a) no longer qualifies as such and who has elected to continue his insurance under the Policy; or (b) a Spouse of a Former Insured Employee who has elected to be insured under the Policy on or after the date the Insured Employee becomes a Former Insured Employee.]

FUND ACCOUNT
     An account, the value of which varies based on the net investment performance of a specific Fund, as described in the Fund Account Provisions. Assets in a Fund Account are not guaranteed.

FUND ACCOUNT VALUE
     The Cash Value portion which is determined by multiplying the number of Variable Accumulation Units in the Fund Account by the current Variable Accumulation Unit Value.

FUNDS

     One or more of CIGNA [Variable Products] Money Market Fund, Fidelity VIP II Investment Grade Bond Portfolio, Fidelity VIP II Asset Manager Portfolio, CIGNA [Variable Products] S&P 500 Index Fund, Fidelity VIP Equity-Income Portfolio, American Century VP Capital Appreciation, Fidelity VIP Overseas Portfolio.


     Each Fund is an open-end management investment company, or a portfolio of an open-end management investment company, whose investment performance is used in determining the investment performance of a Fund Account under the Policy.

GENERAL ACCOUNT
     The Company's general asset account in which along with other assets of the Company, assets supporting the non-variable portion of the Policy are held.


[GUARANTEED ISSUE AMOUNT
     The Coverage Amount that an Insured may purchase without satisfying the Insurability Requirement. The Maximum Guaranteed Issue Amount for each Class of Insureds is specified in The Schedule. The Company reserves the right to change this amount from time to time.]


INSURABILITY REQUIREMENT
     The requirement that an eligible person submit evidence of good health acceptable to the Company in order to be insured. The Company may require that the eligible person provide such evidence at his own expense. Further, the Company may require different evidence of good health for different amounts of insurance.

INSURED
     A person who is eligible for insurance in one of the Eligible Classes under the Policy, who has elected the insurance, and for whom premium has been paid and whose coverage has not ceased.

LAPSE
     The Insured's coverage ends due to insufficient Net Cash Value (See Lapse section). The insurance will remain in force, subject to the terms and conditions of the Policy, until the Net Cash Value is insufficient to cover the Monthly Deduction, as provided in the Lapse and Grace Period for Insured provisions.

[LIFE STATUS CHANGE
     A Life Status Change is defined as any of the following events:
      o     marriage, legal separation, annulment, or divorce;
      o     death of Employee's Spouse or Dependent Child;
      o     birth, adoption or legal guardianship of a child;
      o     stepchild living with the Employee; or
      o     purchase of a primary home.]

LOAN ACCOUNT
     The account in which assets securing a Loan against the Certificate are held after transfer out of the Fixed Account and the Fund Accounts. The Loan Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company and to the Fixed Account.

LOAN BALANCE
     The sum of all loans granted under the Certificate less any loan repayments plus all unpaid interest added to the Loan Balance as provided for in the Certificate Loan provisions.

MONTHLY ADMINISTRATIVE FEES
     Two fixed monthly charges to the Certificate representing the Company's cost of administering the Certificates. These charges are set forth in the Coverage Verification Pages.

MONTHLY DEDUCTION
     The Monthly Deduction means monthly charges made to the Cash Value; these charges include the cost of insurance, the Monthly Administrative Fees, and charges for any supplemental riders or benefits (see Monthly Deduction section).

NET CASH VALUE
     The Net Cash Value means the Cash Value minus any Current Outstanding Loan Balance (see Certificate Value Provisions).

NET PREMIUM PAYMENT

     The amount of a premium payment, less the premium load for taxes shown in the Coverage Verification Pages. The Net Premium Payment is the amount allocated to the Fixed Account and the Fund Accounts.


OWNER
     The Owner of a Certificate under a Policy on the Certificate Effective Date is the person designated as Owner in the Coverage Verification Pages. If no person is designated as the Owner, the Employee will be the Owner.


[PAID-UP INSURANCE
     A life insurance policy issued by the Company or an affiliate of the Company under which no further premiums are payable but under which the insurance coverage continues in effect. For purposes of determining the Guaranteed Issue Amount and the Maximum Amount of Insurance under this Certificate, Paid-up Insurance shall mean Paid-up Insurance purchased under the Policy or a Replaced Policy.]


POLICY ANNIVERSARY DATE
     The Policy Anniversary Date as stated in the Coverage Verification Pages.

POLICY EFFECTIVE DATE
     The date the Policy issued to the Policyholder becomes effective.

POLICY YEAR
     The period starting on a Policy Anniversary Date and continuing to the next Policy Anniversary Date. The initial Policy Year may be less than 12 months.

RELATED FUND
     The Fund whose investment performance is the basis for a specific Fund Account's investment performance.

REPLACED POLICY

     Any policy of [group universal life insurance] or group variable universal life insurance issued by the Company or an affiliate of the Company to the Employer, or to a trust to which the Employer subscribes, which policy is discontinued, or sponsorship of which policy is discontinued, within 90 days of the Policy Effective Date of this Policy.


RETIREE

     A former Employee of the Employer who has satisfied the Employer's requirements for retirement.

SEPARATE ACCOUNT
     CG Variable Life Insurance Separate Account A established on May 22, 1995.

[SPOUSE
     Except for the purpose of eligibility for insurance, the lawful Spouse of an Employee, including a Spouse who is legally separated, divorced, or widowed.]

SUCCESSOR PLAN
     A life insurance plan available through the Employer within 90 days of termination of the Policy for which the Insureds are, or will become, eligible to obtain similar insurance.

VALUATION DAY
     Every day on which the New York Stock Exchange ("NYSE") is open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the Securities and Exchange Commission, so that valuation or disposal of securities is not practicable.

VALUATION PERIOD
     The period of time for which a Fund determines its net asset value; a Valuation Period is the period of time between the ends of two consecutive Valuation Days. A Valuation Period may be longer than one day.

VARIABLE ACCUMULATION UNIT
     A unit of measure used in calculating the value of each Fund Account.

                                  THE SCHEDULE


LIFE INSURANCE

AMOUNTS OF INSURANCE AVAILABLE
    When applying, an applicant may elect a Coverage Amount from the Coverage Amounts available for his Eligible Class as set forth in this Schedule.




ELIGIBLE CLASS                      COVERAGE AMOUNT

Insured Employee                    An amount elected [equal to 1, 2, 3, 4, or 5
                                    times the Employee's Annual Compensation, rounded to the next higher $10,000, if not already an even multiple of $10,000,]. The sum of the Coverage Amount, [the Paid-up
                                    Insurance, if any,] and any insurance
                                    continued or converted under a Replaced
                                    Policy may not exceed the lesser of [X]
                                    times the Employee's Annual Compensation or [$1,000,000].



Maximum Guaranteed Issue Amount     [$!]


[Insured Spouse                     An amount elected in increments of
                                    [$10,000]. The sum of the Coverage Amount,
                                    [the Paid-up Insurance, if any,] and any insurance continued or converted under a Replaced Policy may not exceed [an amount equal to: (a) 3 times the Employee's Annual
                                    Compensation; or (b) $100,000, whichever is less].



Maximum Guaranteed Issue Amount     [$!] ]



[Insured Dependent Child            [$10,000] ]


[Former Insured Dependent Child     [$50,000] ]


Former Insured Employee             An amount elected up to the Insured's last
                                    Coverage Amount as an Insured Employee.

                                  THE SCHEDULE

                                THE SCHEDULE

LIFE INSURANCE

AMOUNTS OF INSURANCE AVAILABLE (CONTINUED)

ELIGIBLE CLASS                          COVERAGE AMOUNT

[Former Insured Spouse and          An amount elected in increments of
  Spouse of a Former Insured        [$10,000]. The sum of the Coverage Amount,
  Employee                          [the Paid-up Insurance, if any,] and any
                                    insurance continued or converted under a Replaced Policy may not exceed [an amount equal to: (a) 3 times the Employee's Annual
                                    Compensation; or (b) $100,000, whichever is less.] ]

[Retiree An amount elected up to the Insured's last Coverage Amount as an Insured Employee.

Maximum Guaranteed Issue Amount     [$!] ]

[Leave of Absence Employee          An amount elected up to the Insured's last
                                    Coverage Amount as an Insured Employee.]


[GUARANTEED ISSUE AMOUNT
    The Guaranteed Issue Amount is the amount of coverage for which the applicant may become insured under the Policy without satisfying the Insurability Requirement. The Guaranteed Issue Amount is the Maximum Guaranteed Issue Amount shown above less any amount of coverage continued or converted under any Replaced Policy.]

    For purposes of determining [the Guaranteed Issue Amount and] the Maximum Amount of Coverage, "Replaced Policy" means any policy of group universal life insurance or group variable universal life insurance issued by the Company or an affiliate of the Company to the Employer, or to a trust to which the Employer subscribes, which policy is discontinued, or sponsorship of which policy is discontinued, within 90 days of the Policy Effective Date.

                                  THE SCHEDULE

[AMOUNTS EXCEEDING THE GUARANTEED ISSUE AMOUNT
    If the Coverage Amount initially elected for an Insured is higher than the Guaranteed Issue Amount, he will become insured for the amount that exceeds the Guaranteed Issue Amount only if he satisfies the Insurability Requirement for that amount. Premiums paid for coverage in excess of the Guaranteed Issue Amount prior to written acceptance by the Company will be held in the Fixed Account until the excess coverage is accepted or declined. If the excess coverage is accepted, the Net Premiums will be allocated as provided for in the Allocation of Net Premium Payments provision during the next Valuation Period after the Company accepts the excess coverage. If the coverage is declined, the premiums will be returned without interest and less any Partial Surrenders and Loans plus accrued interest.]


MAXIMUM AND MINIMUM AMOUNTS OF COVERAGE

    The Coverage Amount for an Insured may not, at any time, be less than [$10,000]. [The Coverage Amount for an Insured Spouse or an Insured Former Spouse may not be less than [$10,000 or 50% of the Insured Employee's Coverage Amount if the Insured Employee's Coverage Amount is less than $20,000].] The sum of the Coverage Amount, [any Paid-up Insurance] for the [Insured Employee, or Former Insured Employee, or Retiree, or a Leave of Absence Employee], and any insurance continued or converted under a Replaced Policy may not at any time exceed the lesser of [X] times the Employee's Annual Compensation or [$1,000,000]. [The sum of the Coverage Amount, any Paid-up Insurance for the Insured Spouse, or Former Insured Spouse and any insurance continued or converted under a Replaced Policy may not at any time exceed an amount equal to: (a) [3 times] the Employee's Annual Compensation; or (b) $100,000, whichever is less. The sum of the Coverage Amount and the Paid-up Insurance for a Former Insured Dependent Child may not, at any time, exceed $50,000. ]

CHANGES IN COVERAGE AMOUNT

[AUTOMATIC INCREASE FEATURE
    If an Insured Employee is covered for the Automatic Increase Feature:
      o his Coverage Amount will be increased on the Policy Anniversary Date in order to maintain his elected multiple of his Annual Compensation;
      o he will not be required to satisfy the Insurability Requirement for the increased amount, provided he is in Active Service[; and
      o     the increase amount will be limited to [$,%!] per increase].

    When an eligible Employee becomes insured, he [will/may elect to] be enrolled for the Automatic Increase Feature [unless it is rejected.]

    When a Certificate Owner otherwise increases or decreases the Coverage Amount to an amount which is not a whole multiple of Annual Compensation, the Automatic Increase Feature will be terminated.

    If an Insured Employee is not enrolled for the Automatic Increase Feature when he first becomes insured, or if the feature is elected and later revoked, the feature may be elected at a later date. If the feature is elected at a later date, the Insured Employee must satisfy the Insurability Requirement before he is enrolled for the feature.

    [For purposes of the Automatic Increase Feature, Annual Compensation does not include commissions.] ]

INCREASES IN COVERAGE AMOUNT
    On any date while an Insured is covered, the Owner may elect to:
      o increase the Coverage Amount based on a higher multiple of the Insured Employee's Annual Compensation; or
      o increase the Insured Employee's Coverage Amount based on an increase in his Annual Compensation[; or
      o increase the Coverage Amount of an Insured Spouse, Insured Dependent Child, Former Insured Dependent Child, Former Insured Employee, Former Insured Spouse, or Retiree].

    However, the Insured will become covered for the elected higher Coverage Amount only if he satisfies the Insurability Requirement for that amount [unless the Insurability Requirement is otherwise not applicable under the Automatic Increase Feature]. The effective date of the increase will be the day the Company agrees in writing to accept the Insured for the higher Coverage Amount.

    [Within 31 days following a Life Status Change, an election may be made to increase the Insured Employee's Coverage Amount by [one times the Employee's Annual Compensation], without evidence of insurability. ]

CHANGES IN COVERAGE AMOUNT

    [The Guaranteed Issue Amount applies only to initial enrollment. Unless an increase in coverage is exempted from the Insurability Requirement under the Automatic Increase Feature or, in the case of an increase of [one times the Employee's Annual Compensation] within 31 days following a Life Status Change, that increase in coverage will require evidence of insurability acceptable to the Company, regardless of whether the proposed new Coverage Amount exceeds the Guaranteed Issue Amount, if any. ]

    If an Insured Employee is not in Active Service on the date he would otherwise become insured for an increased Coverage Amount, he will become insured for the increase on the date he returns to Active Service. If he does not return to Active Service within 90 days from the date the Company agrees in writing to accept him for the higher Coverage Amount, he must again satisfy the Insurability Requirement.

    If, on the date [an Insured Spouse, Former Insured Employee, Former Insured Spouse, Former Insured Dependent Child, or Retiree] would otherwise become insured for an increased Coverage Amount: (a) he is hospitalized; and/or (b) he is unable to engage in the normal activities of a person of the same age and sex, he will become insured for the increase on the day after the conditions described under (a) and/or (b) have ended. If all of these conditions have not ended within 90 days from the date the Company agrees in writing to accept him for the higher Coverage Amount, he must again satisfy the Insurability Requirement.

DECREASES IN COVERAGE AMOUNT
    The Owner may decrease the Coverage Amount at any time by notifying the Company. The decrease in Coverage Amount will become effective on the first of the month after written notice has been received by the Company. The Company may refuse any decrease in an Insured's Coverage Amount if the Company has determined that such change would adversely affect the Policy's or the Certificate's qualification as a life insurance contract under the Internal Revenue Code. Decreases in the Coverage Amount will apply first to the most recent increase in Coverage Amount, then to successively earlier increases, then to the initially elected Coverage Amount.

PREMIUMS HELD PENDING ACCEPTANCE OF COVERAGE AMOUNT
    Premiums paid for any amount of coverage for which the Insurability Requirement must be satisfied will be held in the Fixed Account until the coverage is accepted or declined by the Company in writing. If the coverage is accepted, the Net Premium Payment will be allocated as provided for in the Allocation of Net Premium Payments provision. If the coverage is declined, the premium for that coverage will be returned without interest and less any partial surrenders and loans plus accrued interest.

MAXIMUMS AND MINIMUMS
    All changes in Coverage Amounts are subject to the Maximum and Minimum Coverage Amounts as set forth in The Schedule.

INCREASES DUE TO MINIMUM COVERAGE AMOUNT PROVISIONS
    If the Cash Value increases solely as a result of increases in Variable Accumulation Unit Value and/or interest credited to the Fixed Account, and the Company determines that, as a result of such increase, the Coverage Amount must be increased to preserve the qualification of the Policy and the Certificate as life insurance under the Internal Revenue Code, evidence of insurability shall not be required for such increase.

    If, however, the Cash Value increases for any other reason, and the Company determines that as a result of such increase, the Coverage Amount must be increased to preserve the qualification of the Policy or the Certificate as life insurance under the Internal Revenue Code, evidence of insurability will be required for such increase.

    In any event, the Owner may decline the increase of the Coverage Amount if he withdraws at least an amount of Cash Value which the Company determines will avoid having the Policy or Certificate fail to qualify as life insurance under the Internal Revenue Code for the foreseeable future.

ELIGIBILITY

ELIGIBLE CLASSES
    A person may be insured under only one of the Eligible Classes shown below, even though he may be eligible under more than one Class.

    INSURED EMPLOYEE
    Each Employee of the Employer in one of the Classes of Eligible Employees shown below will become eligible to be insured as an Insured Employee on the later of:
       o   the Policy Effective Date; or
       o the date he becomes an Employee of the Employer in one of the Classes of Eligible Employees.

       CLASSES OF ELIGIBLE EMPLOYEES
        [Each Employee]

    [INSURED SPOUSE
    Each Spouse of an eligible Employee will become eligible to be insured as an Insured Spouse on the later of:
       o   the date the Employee becomes eligible himself; or
       o   the date the person becomes a Spouse of an eligible Employee;

    provided the Spouse is less than [65] years of age on that date.

    For the purpose of eligibility, the Spouse must be a lawful Spouse and not legally separated from the Employee. ]

    [INSURED DEPENDENT CHILD
    An Insured, other than an Insured Dependent Child or Former Insured Dependent Child, is eligible to elect coverage for his Dependent Child(ren) on the later of the date such Insured:
       o   elects coverage for himself; or
       o   acquires a Dependent Child.

    In no event will a Dependent Child be eligible to become insured under two Certificates at the same time.]

    [FORMER INSURED DEPENDENT CHILD
    An Insured Dependent Child whose coverage under the Policy would otherwise cease because he no longer qualifies as a Dependent Child will become eligible to be insured as a Former Insured Dependent Child on the date he ceases to be an Insured Dependent Child (see Continuation).

    In addition, an Insured Dependent Child whose insurance as a Dependent Child has not yet ceased and who is at least [22 years of age] is eligible to be insured as a Former Insured Dependent Child.]

    FORMER INSURED EMPLOYEE
    [An Insured Employee or a Leave of Absence Employee] who no longer qualifies as such, will become eligible to be insured as a Former Insured Employee on the date he ceases to be an

ELIGIBILITY

    Insured Employee [or a Leave of Absence Employee], provided he is not eligible under any other Class.

ELIGIBILITY

    [FORMER INSURED SPOUSE
    An Insured Spouse who no longer qualifies as such, will become eligible to be insured as a Former Insured Spouse on the date he ceases to be an Insured Spouse, provided he is not eligible under any other Class.

    In addition, the Spouse of a Former Insured Employee who is not insured on the date the Insured Employee becomes a Former Insured Employee, is eligible to be insured as a Former Insured Spouse, provided that the Spouse is less than [65] years of age. For the purpose of eligibility, the Spouse must be a lawful Spouse and not legally separated from the Former Insured Employee.]

    [RETIREE
    [A retired Employee of the Employer will be eligible to be insured as a Retiree on the Policy Effective Date.] An Insured Employee or a Leave of Absence Employee will be eligible to be insured as a Retiree on the date he retires as an Employee of the Employer in accordance with the Employer's requirements for retirement.]

    [LEAVE OF ABSENCE EMPLOYEE
    An Insured Employee who is on an Employer-approved leave of absence will become eligible to be insured as a Leave of Absence Employee on the date the Insured Employee's leave of absence is approved by the Employer.]

EFFECTIVE DATE OF INSURANCE

[INSURED EMPLOYEE, INSURED SPOUSE, INSURED DEPENDENT CHILD, AND RETIREE]

    If coverage is elected before or within 31 days after the date [an Insured Employee, Insured Spouse, Insured Dependent Child, or Retiree] becomes eligible, his insurance will become effective, [in an amount not to exceed the Guaranteed Issue Amount,] on the later of: (a) the date he becomes eligible; or (b) the date his completed and signed application is received by the Company.

    [If coverage is elected for [an Insured Employee, an Insured Spouse or a Retiree] for an amount in excess of the Guaranteed Issue Amount, he will become insured for the amount that exceeds the Guaranteed Issue Amount on the date the Company agrees in writing to insure him for that amount. The Company will require him to satisfy the Insurability Requirement before it agrees to insure him for the higher amount.]


    If coverage is elected more than 31 days after [an Insured Employee, Insured Spouse, Insured Dependent Child, or Retiree] becomes eligible, he will become insured on the date the Company agrees in writing to insure him. The Company will require him to satisfy the Insurability Requirement before the Company agrees to insure him for any amount.

INSURED EMPLOYEE
    If an Employee is not in Active Service on the date his insurance would otherwise begin, he will become insured on the date he returns to Active Service. If an Employee does not return to Active Service within 90 days from the date the Company receives the completed original application, a new application, and new evidence of good health acceptable to the Company will be required.

[INSURED SPOUSE
    If, on the date insurance would otherwise become effective, a Spouse:
       1.  is hospitalized; or
       2. is confined at home under the care of a medical doctor for sickness or injury; and/or
       3. has had his level of activity significantly reduced so that he requires human supervision or assistance to perform any of the following Activities of Daily Living: (a) mobility; (b) transferring;
           (c) feeding; (d) dressing; or (e) toileting; which another person of the same age and sex could normally perform; and/or
       4. is receiving any disability benefits from any source due to any sickness or injury;

    his insurance will begin on the day after all of the conditions set forth under 1, 2, 3, and 4 (above) have ended. If all of these conditions have not ended within 90 days from the date the Company receives the completed original application, a new application and new evidence of good health acceptable to the Company will be required.]

[INSURED DEPENDENT CHILD
    If, on the date his insurance would otherwise begin, a Dependent Child: (a) is hospitalized; or (b) is confined at home under the care of a medical doctor for sickness or injury, his insurance will begin on the day after all of the conditions described under (a) or (b) have ended. If all of these conditions have not ended within 90 days from the date the Company receives the completed original application, a new application and new evidence of good health acceptable to the Company will be required.]

EFFECTIVE DATE OF INSURANCE

EFFECTIVE DATE OF INSURANCE

    If coverage for a Dependent Child is in force and the Employee acquires another Dependent Child, coverage for that Child will become effective on the later of: (a) the date the Child is 15 days old; or (b) in the case of adoption, the first day of any waiting period prior to the finalization of the Child's adoption. Notice must be given to the Company within 31 days of birth or adoption.]

[FORMER INSURED DEPENDENT CHILD

    If an Insured Dependent Child elects to be insured as a Former Insured Dependent Child, his insurance will become effective on the later of: (a) the date his coverage as an Insured Dependent Child ceases; or (b) the date the completed and signed application is approved by the Company.


    If an Insured Dependent Child does not elect to be insured as a Former Insured Dependent Child within 90 days after he becomes eligible, he will not be eligible to elect this coverage at a later date.

    If, on the date he becomes insured as a Former Insured Dependent Child, he:
    (a) is hospitalized; and/or (b) is confined at home under the care of a medical doctor for sickness or injury, he will not be insured for any Coverage Amount in excess of his existing Coverage Amount until the day after all of the conditions described under (a) and (b) have ended.

    In addition, an Insured Dependent Child, whose insurance as a Dependent Child has not yet ceased, has the option to elect to be insured as a Former Insured Dependent Child instead of being insured as an Insured Dependent Child, provided he is at least [22 years of age]. The Effective Date of Insurance for such Former Insured Dependent Child will be the later of: (a) the first day of the month after he elects the coverage as a Former Insured Dependent Child; or (b) the date the required premium is paid to the Company.]

[FORMER INSURED SPOUSE
    For the purpose of determining the Effective Date of Insurance for a Spouse who is not insured on the date the Insured Employee becomes a Former Insured Employee or a Retiree, and who becomes insured as a Spouse of a Former Insured Employee, the provisions shown for an Insured Spouse in the Effective Date of Insurance section will apply.]

[RETIREE
    If coverage for a Retiree is elected before or within 31 days after he becomes eligible as a Retiree, his insurance will become effective on the later of: (a) the date he becomes eligible; or (b) the date the completed and signed application is received by the Company.

    If the Owner does not elect to insure the Retiree within 31 days after he becomes eligible as a Retiree, the Owner may not elect this coverage at a later date.]

[LEAVE OF ABSENCE EMPLOYEE
    The Effective Date of Insurance for a Leave of Absence Employee will be the later of: (a) the date the Employer approves his leave of absence; or (b) the date the Employee begins his leave of absence, provided the required premium is paid directly to the Company within the grace period.

    A Leave of Absence Employee must apply to return to Insured Employee status within 31 days of his return to Active Service. If a Leave of Absence Employee applies to return to Insured Employee status more than 31 days after his return to Active Service, he must satisfy the Insurability Requirement before the Company agrees to insure him.]

LIFE INSURANCE BENEFIT

DEATH BENEFIT
    If an Insured dies, the Company will pay the Death Benefit in effect on the date of death. The Death Benefit will be paid in a lump sum to the Insured's Beneficiary as soon as due proof of death is received by the Company. The Death Benefit will be an amount equal to the greater of:
       o the Insured's Coverage Amount on the date of death plus the Net Cash Value, if any; or
       o an amount that, as determined by the Company, is required to preserve the qualification of the Policy as a life insurance policy under the Internal Revenue Code less any Current Outstanding Loan Balance.

    The Death Benefit will be reduced by any accelerated payment benefit previously paid under the Policy and by any amounts due the Company under the Policy.

    If proceeds are not paid within 30 days of receipt of due proof of death, the Company will pay interest from the date of death to the date of payment at the rate of [X%] or any other rate required by law.

MINIMUM DEATH BENEFIT
    The Minimum Death Benefit allowable at any time under this Certificate ("Minimum Death Benefit") is a percentage of the Cash Value. The Minimum Death Benefit depends on the Attained Age of the Insured and is given in the following table:

TABLE OF MINIMUM DEATH BENEFITS

      ATTAINED AGE                PERCENTAGE OF              ATTAINED AGE               PERCENTAGE OF
       OF INSURED                  CASH VALUE                 OF INSURED                 CASH VALUE
-----------------------------------------------------------------------------------------------------
       40 or less                     250%                        61                        128%

           41                         243%                        62                        126%

           42                         236%                        63                        124%

           43                         229%                        64                        122%

           44                         222%                        65                        120%

           45                         215%                        66                        119%

           46                         209%                        67                        118%

           47                         203%                        68                        117%

           48                         197%                        69                        116%

           49                         191%                        70                        115%

           50                         185%                        71                        113%

           51                         178%                        72                        111%

           52                         171%                        73                        109%

           53                         164%                        74                        107%

           54                         157%                      75 - 90                     105%

           55                         150%                        91                        104%

           56                         146%                        92                        103%

           57                         142%                        93                        102%

           58                         138%                        94                        101%

           59                         134%                      95 - 99                     100%

           60                         130%
-----------------------------------------------------------------------------------------------------

NOTE:  See Increases Due to Minimum Death Benefit Provisions.

The Company reserves the right to increase the Coverage Amount, to reject Cash Value contributions, or return Cash Value to the extent necessary to preserve qualification of the Policy and/or Certificate as a life insurance contract under the Internal Revenue Code.

PREMIUM PAYMENTS

PREMIUMS
    Premiums may be paid on a periodic or a lump-sum basis. If the Insured or Owner is an Employee, premium payments may be paid through payroll deduction. In all other cases, premiums will be paid directly to the Company and will be billed by the Company on a quarterly, semi-annual, or annual basis. Premium shall be considered received under the Policy only when actually received by the Company at the offices of the Customer Service Center designated in the Coverage Verification Pages, and not when received by the Policyholder, Employer, or any other agent, broker, or third party administrator. Premiums may not exceed an amount that, in the Company's opinion, is required to preserve the qualification of the Policy and/or Certificate as a life insurance contract under the Internal Revenue Code without regard to the Minimum Death Benefit provision, and/or to prevent the Policy and/or Certificate from being treated as a Modified Endowment Contract under the Internal Revenue Code. (See Qualification under Internal Revenue Code section.)

    The first premium payment will be due on the Certificate Effective Date. Lump sum premiums must be at least [$25.00] each.

    Unless otherwise specified by the Owner, if there is any indebtedness, any lump sum payments made on the Policy will be used first as a Loan repayment with any excess treated as lump sum premium payments.

ALLOCATION OF NET PREMIUM PAYMENTS
    Net premium payments shall be allocated to the Fixed Account and/or to the Fund Accounts as directed by the Owner, subject to the Limits on Allocation of Net Premium Payments provision set forth below. The Net Premium Payment associated with the initial premium payment will be allocated in accordance with the allocation percentages specified in the application, within three business days of the later of expiration of the 30-Day Right to Examine period, the Effective Date of Coverage, the Company's written acceptance of coverage in excess of the Guaranteed Issue amount, or the date the premium is actually received by the Company. Subsequent Net Premium Payments will be allocated on the same basis as the most recent previous Net Premium Payment unless the Company is otherwise instructed in writing to change the allocation percentages. A change in the allocation percentages may be made by telephone if such telephone changes have previously been authorized in writing. The Company will not be legally responsible for: (a) any liability if acting in good faith upon any change in allocation instructions given by telephone; or (b) for the authenticity of such instructions. If the Owner has not directed the Company as to allocation of Net Premium Payments, all Net Premium Payments will be allocated to the Fixed Account.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS

    There is no minimum allocation percentage to the Fixed Account or a Fund Account; however, all allocations must be made in [5%] increments and in aggregate must total 100%. Premium payments will be allocated net of the Premium Load for Taxes specified in the Coverage Verification Pages.

INTERRUPTIONS OF PREMIUM PAYMENTS
    If the Owner ceases to pay (or have paid) the periodic premium payments or lump sum premiums, the insurance will remain in force, subject to the terms and conditions of the Policy, by continuing to deduct the Monthly Deduction from the Cash Value. The insurance will remain in force, subject to the terms and conditions of the Policy, until the Net Cash Value is insufficient to cover the Monthly Deduction, as provided in the Lapse and Grace Period for Insured provisions.

GRACE PERIOD FOR INSURED
    If the Net Cash Value for any Insured on the date that a Monthly Deduction is due is less than the required Monthly Deduction, a Grace Period for Insured of at least 61 days will be granted to the Owner to pay a premium sufficient to cover the required Monthly Deductions for the next premium payment period. If such premium is not paid within the Grace Period for Insured, the coverage will Lapse without value at the end of the Grace Period for Insured.

    At least 61 days before the end of the Grace Period for Insured, the Company will notify the Owner that there is insufficient Net Cash Value to cover the next Monthly Deduction. Failure to give notice will not extend the Death Benefit beyond the grace period. If the Insured dies during the Grace Period for Insured, the Company will deduct any overdue Monthly Deduction from the Death Benefit payable.

FUND ACCOUNT PROVISIONS

SEPARATE ACCOUNT AND FUND ACCOUNTS
    Assets accumulated by the Company under the Policy and other variable life insurance policies on a variable basis are held in the Separate Account designated in the Coverage Verification Pages. The Separate Account was established by a resolution of the Company's Board of Directors as a separate account under the governing laws of Connecticut, the Company's state of domicile, and registered as a unit investment trust under the Investment Company Act of 1940 (the "Act"). Under Connecticut law, the Separate Account assets (except assets in excess of its reserves and other contractual liabilities) cannot be charged with the general liabilities of the Company. The Separate Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to these assets.

    The Separate Account's assets are invested in shares of Funds made available as funding vehicles under the Policy. For each Fund that is offered as a funding vehicle, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund.


    Each Fund Account Value under this Certificate reflects the aggregate number of Variable Accumulation Units for the Fund Account purchased by the Owner. Variable Accumulation Units are purchased by the Owner through allocation of Net Premium Payments, or transfer of Fixed, Loan, or other Fund Account Values to the Fund Account. Variable Accumulation Units for different Fund Accounts will have different values due to the differing investment performances of the Related Funds.


    The Company reserves the right to take certain actions in connection with the operation of the Separate Account. Any such actions will be taken in accordance with applicable laws (including obtaining any required regulatory approvals). Specifically, the Company reserves the right to:
      o     add, combine, or remove any Fund Account,
      o     create new Separate Accounts,
      o combine the Separate Account with one or more other separate accounts,
      o operate the Separate Account as a management investment company under the Act or in any other form permitted by law,
      o     deregister the Separate Account under the Act,
      o manage the Separate Account under the direction of a committee or discharge such committee at any time,
      o transfer any assets in any Fund Account to another Fund Account, or to one or more separate accounts or to our general account, and
      o to take any actions necessary to comply with, or to obtain and continue any exemptions from, the Act.

    The assets of the Separate Account shall be valued as often as policy benefits vary, but no less often than monthly.

INVESTMENT RISK

    Each Fund Account's value is always determined by the number and value of the Variable Accumulation Units for the Fund Account held by the Owner under the Certificate. The change in value of the Variable Accumulation Units for each Fund is always determined by the Related Fund's share values, the per share mortality and expense charges under the Policy, and the per share charges or credits for taxes attributable to the operation of the Separate Account. Fund Share values may vary reflecting the risks of changing economic conditions and the ability of a Fund's investment adviser to manage that Fund and anticipate changes in economic conditions. The Owner bears the entire investment risk of gain or loss of Fund Account assets.


INVESTMENTS OF THE FUND ACCOUNT ASSETS

    All amounts allocated to a Fund Account will be used to purchase Variable Accumulation Units for the Fund Account. Each Fund is registered and regulated under the Act as an open-end management investment company or a portfolio of an open-end management investment company.

    All Fund Accounts available as funding vehicles under the Policy as of the Certificate Effective Date are listed in the application for the Certificate and in the Coverage Verification Pages. The Company may add or delete Fund Accounts at any time or may change Fund Accounts in accordance with the Substitution or Elimination of Securities provision.

    Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at the then current net asset value. Deductions by the Company from a Fund Account for taxes attributable to operation of the Separate Account and for mortality and expense charges will be made by redeeming a number of Fund shares at the then current net asset value equal in total value to the amount to be deducted. Such reinvestment and deductions will affect the value, but not the number, of the Variable Accumulation Units for the Fund Account held by the Owner in the Fund Account.


SUBSTITUTION OR ELIMINATION OF SECURITIES
    Shares of a particular Fund may not always be available for purchase or the Company may decide that further investment in a Fund is no longer appropriate in view of the purposes of the Separate Account or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or for purchase in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and any necessary regulatory or other approvals of such substitutions have been obtained. In the event of any substitution pursuant to this provision, the Company may make appropriate amendment(s) to the Policy to reflect the substitution.

TRANSFER PRIVILEGE

    At any time while the Policy is in effect, other than during the 30-Day Right to Examine period, the Owner may transfer all or part of the Fund Account Values to the Fixed Account and/or to one or more of the Fund Accounts then available under the Policy. The Owner may transfer part of the Fixed Account Value to one or more Fund Accounts, subject to the provisions set forth below. Transfers, and other transactions indicated by the Company from time to time, may be made in writing, or by telephone if telephone transfers have been previously authorized in writing [or electronically]. Transfer requests must be received at the Customer Service Center prior to the time of day set forth in the prospectus on a day on which the New York Stock Exchange ("NYSE") is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. The Company will not be legally responsible for: (a) any liability if acting in good faith upon any transaction instructions given by telephone [or electronically]; or (b) for the authenticity of such instructions.


    Transfers involving Fund Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Fund Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Fund Account determined as of the end of the Valuation Period in which the transfer is effective. Transfers to the Fixed Account will earn interest as specified under the Fixed Account Value provision.


    Unless otherwise changed by the Company to be less restrictive, transfers shall be subject to the following conditions: (a) Up to [12] transfers may be made during any Policy Year without charge; however, for each transfer in excess of [12], a transfer fee as set forth in the Coverage Verification Pages will be deducted on a pro rata basis from the Fixed Account and/or Fund Accounts from which the transfer is being made; (b) No Partial Surrender transaction fee will be imposed as a result of the transfer; (c) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (d) Transfers among the Fund Accounts or from a Fund Account to the Fixed Account can be made at any time; (e) Transfers from the Fixed Account are subject to the Limits on Transfers provision as set forth below; (f) Transfers involving Fund Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds.


LIMITS ON TRANSFERS
    Transfers from the Fixed Account may only be made during the 30-day period following each Policy Anniversary Date and are subject to a maximum aggregate annual limit of [25%] of the Fixed Account Value as of that Policy Anniversary Date. Additionally, the Company has the right to limit the dollar amount of such transfers. Additional limitations on transfers are set forth in the Transfer Privileges provision.

CERTIFICATE VALUE PROVISIONS

CASH VALUE
    The Cash Value at the end of any day (after the NYSE closing time) equals:

      a)    The Fixed Account Value at the end of that day; plus

      b)    The Loan Account Value at the end of that day; plus

      c)    The sum of the Fund Account Values at the end of that day.

FIXED ACCOUNT VALUE
    The Fixed Account Value at the end of the day preceding the Certificate Effective Date is zero.

    The Fixed Account Value at the end of any subsequent day equals:
      a)    The Fixed Account Value at the end of the preceding day; plus
      b) All portions of Net Premium Payments allocated to the Fixed Account during that day; plus
      c) All amounts transferred into the Fixed Account from Fund Accounts or the Loan Account; minus
      d) All amounts charged to the Fixed Account during that day to pay all or part of any Monthly Deductions due under this Certificate; minus
      e)    All amounts transferred out of the Fixed Account during that day for
            Surrenders, Partial Surrenders, Loans, or Fund Transfers; minus
      f)    All amounts charged to the Fixed Account during that day to pay all or part of any transaction fees or other charges due under this
            Certificate; plus
      g)    Interest accrued on the sum of a) minus d) minus e) minus f).

    Interest will accrue on the Fixed Account daily at a rate which will be the greater of:
      o     4% effective annual yield (.010746% compounded daily); or
      o a rate determined by the Company from time to time. Such rate will be established on a prospective basis.

    The rate to be credited will be announced by the Company from time to time.

LOAN ACCOUNT VALUE
    The Loan Account Value will be equal to the sum of all amounts transferred into the Loan Account as provided for under this Certificate, plus interest credited to the Loan Account daily at a rate which will produce an effective annual yield of not less than 6%.

FUND ACCOUNT VALUE
    Each Fund Account Value during any Valuation Period shall be determined by multiplying the number of Variable Accumulation Units held in such Fund Account under this Certificate at the end of the Valuation Period by the Variable Accumulation Unit Value for that Fund Account during the Valuation Period.

CREDITING AND CANCELLING VARIABLE ACCUMULATION UNITS
    The number of Variable Accumulation Units in a Fund Account will be increased to reflect portions of Net Premium payments allocated to that Fund Account and to reflect amounts transferred to that Fund Account from the Fixed Account, the Loan Account, or from other Fund Accounts. The number of Variable Accumulation Units in the Fund Account will be decreased to reflect portions of the Monthly Deduction, Transaction Fees, or other charges which are charged to a Fund Account as provided for in this Certificate. The number of Variable Accumulation Units in a Fund Account will also be decreased when funds are transferred out of the Fund Account for Surrenders, Partial Surrenders, Loans, Fund Transfers, or such other transfers as are provided for in this Certificate. The number of Variable Accumulation Units to be credited or charged to a Fund Account is determined by dividing the dollar amount credited or charged to the particular Fund Account by the Variable Accumulation Unit Value for the particular Fund Account for the Valuation Period during which the change in the number of Variable Accumulation Units will occur.

VARIABLE ACCUMULATION UNIT VALUE
    The Variable Accumulation Unit Value for each Fund Account was established at $10.00 for the first Valuation Period of the particular Fund Account. The Variable Accumulation Unit Value for that Fund Account for any subsequent Valuation Period is determined by multiplying the Variable Accumulation Unit Value for that Fund Account for the immediately preceding Valuation Period by the Net Investment Factor for that Fund Account for the current Valuation Period. The Variable Accumulation Unit Value may increase, decrease or remain constant from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR
    The Net Investment Factor is an index applied to measure the investment performance of a Fund Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to 1.0; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

    The Net Investment Factor for any Fund Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

    (a) is the net result of:

        (1) the net asset value (as described in the prospectus for the Fund) of a share of the Related Fund determined as of the end of the Valuation Period; plus

        (2) the per-share amount of any dividend or other distribution declared by the Related Fund if the date occurs during the Valuation Period; plus or minus

        (3) a per-share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Separate Account;

CERTIFICATE VALUE PROVISIONS

    (b) is the net asset value of a share of the Related Fund determined as of the end of the preceding Valuation Period; and

    (c) is the asset charge determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks.

    The asset charge factor for any Valuation Period is equal to the daily asset charge rate multiplied by the number of 24-hour periods in the Valuation Period multiplied by the Fund Account's value as of the end of the preceding Valuation Period. The daily asset charge rate will be determined annually by the Company, but in no event may it exceed the maximum specified in the Coverage Verification Pages.

MONTHLY COST OF INSURANCE RATES

    The Monthly Cost of Insurance Rates are based on the Insured's Attained Age, the type of benefit, the size and type of group, gender mix of the group, expectations of participation, the Eligible Class of Insured, smoker/non-smoker status, experience and persistency of the group, federal and state taxes, rating classes, expectations due to future mortality, whether premiums for that Insured are paid directly to the Company or through payroll deductions and, the Company's general costs for distribution and administration of the Policies. Adjustments in the Monthly Cost of Insurance Rates may be made by the Company from time to time, but not more than once a year, and will apply to Insureds of the same Eligible Class. Under no circumstances will the Monthly Cost of Insurance Rates for Life Insurance ever be greater than those shown in the Table of Guaranteed Maximum Life Insurance Rates. Such guaranteed maximum rates are based on 150% of the 1980 Commissioners Standard Ordinary Male Mortality Table (age last birthday).


MONTHLY DEDUCTION
    The Monthly Deduction will be due on the first of each calendar month and will be deducted from the Fixed Account and the Fund Accounts. The Monthly Deduction will be the sum of:
        o the Monthly Cost of Insurance Rate for life insurance, based on the Insured's Attained Age, multiplied by the Coverage Amount on that date; and
        o the Monthly Cost of Insurance Rate for additional benefits, if any, multiplied by the Insured's Coverage Amount for each such additional benefit; and

        o the Monthly Cost of Insurance Rate for all Insured Dependent Children [and/or Insured Spouse], if Dependent Child [and/or Insured Spouse] coverage is elected, multiplied by the Insured Dependent Child [and/or Insured Spouse] Coverage Amount; and

        o the Monthly Administrative Fees as set forth in the Coverage Verification Pages.

    The Monthly Administrative Fees may be different for each Eligible Class of Insureds. A Monthly Administrative Fee will be charged to each Certificate.

    An additional Monthly Administrative Fee will be charged to each Certificate with an accumulated Cash Value in any Fund Account. This additional Monthly Administrative Fee will be waived for each month in which the Certificate's Net Cash Value is greater than [$10,000].

                                  [BLANK PAGE]

CERTIFICATE VALUE PROVISIONS

    The Monthly Administrative Fees may change from time to time. The maximum amounts of these Monthly Administrative Fees are set forth in the Coverage Verification Pages.

    The amount of the Monthly Deduction will be deducted from the Fixed Account and each Fund Account in the same proportion that the value of each account bears to the sum of the Fixed Account Value and the Fund Account Values as of the date on which the deduction is made.

NET CASH VALUE
    The Net Cash Value at the end of any day (after the NYSE closing time) equals:
        a) the Cash Value at the end of that day; minus
        b) the Current Outstanding Loan Balance at the end of that day.

    The Current Outstanding Loan Balance equals the current Loan Balance plus all interest accrued but not paid.

LAPSE (INSUFFICIENT NET CASH VALUE)
    If the Net Cash Value on any date is insufficient to cover any due but unpaid Monthly Deduction, the insurance for that person and any riders will terminate at the end of the Grace Period for Insured. This termination will be termed a Lapse under the Policy.

BASIS OF COMPUTATIONS
    A detailed statement of the method of computing all values under this Certificate will be filed with the insurance department of any jurisdiction where required.

SURRENDERS, LOANS AND REINSTATEMENT PROVISIONS

SURRENDER
    The Owner may terminate his insurance and Surrender the Certificate at any time by submitting a written request in a form acceptable to the Company along with his Certificate, including the Coverage Verification Pages. Upon Surrender, the Owner will receive the Net Cash Value as of the date of Surrender, less any applicable Surrender fee and less any other amounts due the Company under this Certificate.

    The Company will charge a transaction fee as set forth in the Coverage Verification Pages for Surrender and the transaction fee will be deducted from the amount of the Surrender received by the Owner.

    Payment of the proceeds of a Surrender is subject to the Deferment of Payments provision of this Certificate.

PARTIAL SURRENDER
    A Partial Surrender may be elected by the Owner on any day while this Certificate is in effect by submitting a signed written request in a form satisfactory to the Company. The amount of the Partial Surrender must be at least [$250] and may not exceed 90% of the Net Cash Value at the time such Partial Surrender is processed by the Company.

    When a Partial Surrender is made, the amount of the Partial Surrender will be deducted from the Fixed Account and the Fund Accounts. Unless the Company and the Owner agree otherwise, the amount of the Partial Surrender will be charged to the Fixed Account and the Fund Accounts in shares that reflect the same proportion to the amount of the Partial Surrender as each of such accounts bears to the sum of the Fixed Account Value and the Fund Account Values.

    The Company will charge a transaction fee as set forth in the Coverage Verification Pages for each Partial Surrender and the Company reserves the right to limit the number of Partial Surrenders in a 12-month period. The transaction fee will be deducted from the amount of the Partial Surrender received by the Owner.

    Payment of Partial Surrender amounts is subject to the Deferment of Payments provision of this Certificate.

LOAN PROVISIONS
    Provided there is sufficient Net Cash Value as specified below, the Company will grant a Loan against an Insured's Cash Value. The Owner will be required to sign a proper Loan agreement, including an Assignment of the Certificate to the Company, in a form approved by the Company, and such other documents as may be required by the Company at the time. The Insured's Cash Value will be the security for the Loan and for any accrued interest not yet paid to the Company. The minimum Loan amount is [$250]; however, the Company reserves the right to change this amount from time to time.

SURRENDERS, LOANS AND REINSTATEMENT PROVISIONS

    The Company will not grant a Loan in an amount that exceeds 90% of the Net Cash Value at the time the Loan is processed. Further, the Company will not grant a Loan which would require that the Loan Account Value be greater than 90% of the Cash Value.

    The payment of the Loan amount is subject to the Deferment of Payment provisions of this Certificate.

    Interest will accrue daily on the Loan Balance at a rate which will produce an effective annual yield of 8%. Accrued Loan interest is due and payable to the Company on the Policy Anniversary Date or upon Surrender or termination of the Certificate or as otherwise agreed by the Owner and the Company. Interest which remains unpaid 30 days after it becomes due and payable will be added to the Loan Balance as of the date upon which it was payable.

    The Loan Balance shall equal, at any time, the sum of all Loans granted under the Certificate, less any Loan repayments, plus all unpaid interest added to the Loan Balance as described above.

    The Current Outstanding Loan Balance shall equal the current Loan Balance plus all interest accrued but not yet payable on the Loan Balance.

    Unless otherwise agreed between the Owner and the Company, the amount of any such Loan will be transferred into the Loan Account from the Fixed Account and each of the Fund Accounts in amounts that reflect the same proportion to the amount of the Loan as the value of each of such accounts bears to the sum of the Fixed Account Value and the Fund Account Values. Additional amounts will be transferred to the Loan Account as additional Loans are made and as interest is added to the Loan Balance.

    Upon Surrender, payment of the Death Benefit under the Certificate, or termination of the Certificate for any other reason, the Loan Account will be paid to the Company in repayment of the Current Outstanding Loan Balance. To the extent the Current Outstanding Loan Balance exceeds the Loan Account Value upon such Surrender, payment of the Death Benefit, or termination for any other reason, the excess will be deducted from the Cash Value or reduce the payment of proceeds under the Certificate.

    The Current Outstanding Loan Balance may be repaid in full or in part at any time during the lifetime of the Insured; however, the minimum Loan repayment amount is [$25.00] or the amount of the Current Outstanding Loan Balance, if less. The amount of any Loan repayment will be transferred from the Loan Account into the Fixed Account and the Fund Accounts in the proportion in which current Net Premium Payments are being allocated to those accounts, unless otherwise agreed to in writing by the Owner and the Company.

REINSTATEMENT
    If an Insured's coverage has Lapsed, it may be reinstated at any time prior to three years after the date of Lapse if:
        o  the Insured's Certificate has not been Surrendered; and
        o a written request for Reinstatement and a new application form are sent to the Company; and
        o at his own expense, satisfactory evidence of good health is submitted to the Company; and
        o premiums are paid equal to two times the Monthly Deduction plus interest accrued from date of Lapse.

    The effective date of the reinstated coverage will be the date the Company agrees in writing to accept the Insured.

    If an Insured's coverage Lapses while on an Employer-approved leave of absence under the Family and Medical Leave Act, it may be reinstated within 31 days of returning to Active Service without providing evidence of good health. Reinstatement will be subject to new incontestability and suicide periods.

TERMINATION PROVISIONS

INDIVIDUAL TERMINATIONS
    The insurance on [an Insured Employee, Insured Spouse, Former Insured Employee, Former Insured Spouse, Former Insured Dependent Child, Retiree, and Leave of Absence Employee] will cease on the earliest date below:
        o the date the Policy terminates, if no continuation is specifically provided for in the
           Continuation section of the Policy; or
        o  the date the Insured's coverage Lapses; or
        o  the date the Insured's Certificate is Surrendered; or
        o the date the Insured is no longer eligible for the Class in which he was insured, if no continuation is specifically provided for in the Continuation section of the Policy; or
        o  the date of death of the Insured.

    If the Policy terminates or the Insured ceases to qualify for his Eligible Class, and continuation of coverage is not specifically provided for in the Continuation Provisions, the Insured's coverage may be converted as provided in the Conversion Privilege section. If the Insured's coverage Lapses or is Surrendered, neither Continuation nor Conversion is available.


    [The insurance on an Insured Dependent Child [and/or Insured Spouse] will cease on the earliest date below:
        o the date of Individual Termination (as described above) of the Certificate of Insurance under which the Dependent Child [and/or Insured Spouse] is insured; or
        o the date the Owner terminates the coverage for the Insured Dependent Child [and/or Insured Spouse]; or
        o the first of the month after the date the Insured Dependent Child is no longer eligible for the insurance as a Dependent Child [and/or Insured Spouse]; or

        o the date the Insured Dependent Child becomes the Owner of his own Group Variable Universal Life Insurance Certificate; or

        o the date of death of the Insured Dependent Child [and/or Insured Spouse].]


POLICY TERMINATION
    The Employer may terminate the Policy by giving the Company written notice 60 days before the termination date. The Company may terminate the Policy by giving the Employer written notice 60 days before the termination date.

    The Employer will give written notice of termination to the Owners at least 31 days before the termination date. No additional persons will be insured under the Policy after the termination date; however, persons insured under the Policy on the termination date may continue their coverage as provided for in the Continuation section. All premium payments will then be payable directly to the Company.

    Notwithstanding the above, [an Insured Employee, Former Insured Employee, Insured Spouse, and Former Insured Spouse] who continues his coverage after termination of the Policy may insure his Dependent Child(ren), subject to the terms and conditions set forth herein.

    The Employer will furnish all necessary data to the Company, including the current addresses for all Insureds, as of 31 days prior to termination, and shall continue to provide the Company any information and data which the Company reasonably determines it may need to meet its obligations under the Policy until such obligations are ended.

CONTINUATION PROVISIONS

LOSS OF ELIGIBILITY
    If an Insured Employee ceases to be eligible as an Insured Employee, his coverage continues [if any of the following events occurs:
        o he becomes eligible as a Retiree, in which case he continues as a Retiree with up to [$!] of his Coverage Amount or multiple of his Annual Compensation; or]
    [   o  he becomes eligible as a Leave of Absence Employee, in which case he continues as a Leave of Absence Employee with up to [$!] of his Coverage Amount or multiple of his Annual Compensation; or]
        o he becomes eligible as a Former Insured Employee, in which case he continues as a Former Insured Employee with up to [$!] of his Coverage Amount or multiple of his Annual Compensation.

    [If an Insured Spouse ceases to be eligible as an Insured Spouse, his coverage continues if any of the following events occurs:
        o the Employee terminates employment with the Employer, in which case the Insured Spouse continues as a Former Insured Spouse with up to [$!] of his Coverage Amount; or
        o  the Employee dies, in which case the Insured Spouse continues as a
           Former Insured Spouse with up to [$!] of his Coverage Amount; or
        o  the Insured Spouse is no longer married to the Employee, in which case the Insured Spouse continues as a Former Insured Spouse with up to [$!] of his Coverage Amount.]


    [An Insured Dependent Child [and/or Insured Spouse]'s coverage continues if the Insured Employee or Insured Spouse through whom he became insured is eligible to continue coverage.]


    [If a Leave of Absence Employee ceases to be eligible as a Leave of Absence Employee, his coverage continues if any of the following events occurs:
        o he becomes eligible as a Retiree, in which case he continues as a Retiree with up to [$!] of his Coverage Amount or multiple of his Annual Compensation; or
        o he becomes eligible as a Former Insured Employee, in which case he continues as a Former Insured Employee with up to [$!] of his Coverage Amount or multiple of his Annual Compensation; or
        o he becomes eligible as an Employee, in which case he continues up to 100% of his Coverage Amount.]

POLICY TERMINATION
    If the Policy terminates and the Insured Employee is not eligible for coverage under a Successor Plan, he continues as a Former Insured Employee, with up to [$!] of his Coverage Amount or multiple of his Annual Compensation.

    [If the Policy terminates and the Insured Spouse is not eligible for coverage under a Successor Plan, he continues as a Former Insured Spouse, with up to [$!] of his Coverage Amount.]

    [If the Policy terminates and the Leave of Absence Employee is not eligible for coverage under a Successor Plan, he continues as a Former Insured Employee, with up to [$!] of his Coverage Amount or multiple of his Annual Compensation.]

    If the Policy terminates and [a Former Insured Employee, Former Insured Spouse, Former Insured Dependent Child, or Retiree] is not eligible under a Successor Plan, [each] continues as an Insured in the same Eligible Class, with up to [$!] of his Coverage Amount or multiple of his Annual Compensation.

    If the Policy terminates and the Insured is eligible for coverage under a Successor Plan, he may not continue coverage under the Policy.

NET CASH VALUE $250 OR GREATER
    If the above Continuation Provisions do not provide for continuation of coverage under this Certificate, but the Net Cash Value under this Certificate is [$250] or greater, the coverage under this Certificate continues. [An Insured Employee, a Leave of Absence Employee, a Retiree, or a Former Insured Employee] will continue as a Former Insured Employee; [an Insured Spouse or a Former Insured Spouse will continue as a Former Insured Spouse; and a Former Dependent Child will continue as a Former Dependent Child.]

[CONVERSION PROVISIONS

CONVERSION PRIVILEGE
    If all or part of the Coverage Amount for an Insured ends because the Insured ceases to be a member of an Eligible Class, the Owner may convert up to the amount of insurance which ends, less any amount which the Insured becomes eligible to continue or replace under the Policy or under a Successor Plan.


    If coverage for an Insured ends because the Policy terminates and the individual has been insured under the Policy for at least [three] years, the Owner may convert up to [$10,000], less any amount which the Insured becomes eligible to continue or replace under the Policy or under a Successor Plan.


    To convert, the Owner may apply for any type of life insurance currently being issued by the Company at the age and in the amount applied for, except that the new insurance may not:
        o  be term insurance; or
        o  contain disability or any other supplemental benefits.

    To apply for conversion insurance, the Owner must, within 31 days after coverage under the Policy ends:
        o  submit an application to the Company; and
        o  pay the required premium.

    Conversion coverage will become effective on the 31st day after the date coverage under the Policy ends, provided: (a) the application has been received by the Company; and (b) the required premium has been paid. Evidence of insurability will not be required for the converted amount.

    Premium for the conversion insurance will be based on:
        o the age and class of risk of the Insured; and
        o the type and amount of coverage issued.

    If the Insured dies during the 31-day conversion period, life insurance benefits will be paid under the group Policy, regardless of whether he applied for conversion insurance. If a conversion policy is issued, it will replace coverage for that type and amount of insurance under the Policy.

EXTENSION OF CONVERSION PERIOD
    If an Insured is eligible for conversion, and the Owner is not notified of this right at least 15 days prior to the end of the 31-day conversion period, the conversion period will be extended. The Owner will have 15 days from the date notice is given to apply for conversion insurance. In no event will the conversion period be extended beyond 60 days. Notice, for the purposes of this section, means written notice presented to the Owner by the Employer or mailed to the Owner's last known address as reported by the Employer.

    If the Insured dies during the extended conversion period, but more than 31 days after his coverage under the Policy terminates:
        o  life insurance benefits will not be paid under the Policy; and
        o life insurance benefits will be paid under the conversion insurance, provided: (a) the Insured's application for conversion insurance has been received by the Company; and

           (b) the required premium has been  paid.  ]

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
RATES BASED ON 150% OF THE 1980 COMMISSIONERS
STANDARD ORDINARY MALE MORTALITY TABLE

PER $10,000 OF INSURANCE

        Attained Age                       Monthly                     Attained Age                       Monthly
        Last Birthday                       Rate                       Last Birthday                       Rate
------------------------------------------------------------------------------------------------------------------
             16                           $    1.99                         37                           $    3.11

             17                           $    2.15                         38                           $    3.35

             18                           $    2.27                         39                           $    3.63

             19                           $    2.35                         40                           $    3.94

             20                           $    2.37                         41                           $    4.28

             21                           $    2.37                         42                           $    4.64

             22                           $    2.35                         43                           $    5.04

             23                           $    2.30                         44                           $    5.47

             24                           $    2.25                         45                           $    5.92

             25                           $    2.19                         46                           $    6.41

             26                           $    2.15                         47                           $    6.93

             27                           $    2.14                         48                           $    7.48

             28                           $    2.12                         49                           $    8.10

             29                           $    2.15                         50                           $    8.78

             30                           $    2.19                         51                           $    9.57

             31                           $    2.25                         52                           $   10.45

             32                           $    2.34                         53                           $   11.46

             33                           $    2.44                         54                           $   12.58

             34                           $    2.56                         55                           $   13.78

             35                           $    2.71                         56                           $   15.06

             36                           $    2.90                         57                           $   16.42
------------------------------------------------------------------------------------------------------------------

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
RATES BASED ON 150% OF THE 1980 COMMISSIONERS
STANDARD ORDINARY MALE MORTALITY TABLE (CONTINUED)

PER $10,000 OF INSURANCE


        Attained Age                       Monthly                     Attained Age                       Monthly
        Last Birthday                       Rate                       Last Birthday                       Rate
------------------------------------------------------------------------------------------------------------------
             58                           $   17.86                         79                           $  126.29

             59                           $   19.44                         80                           $  138.01

             60                           $   21.20                         81                           $  151.28

             61                           $   23.20                         82                           $  166.45

             62                           $   25.45                         83                           $  183.54

             63                           $   27.98                         84                           $  202.21

             64                           $   30.79                         85                           $  222.14

             65                           $   33.82                         86                           $  243.05

             66                           $   37.08                         87                           $  264.86

             67                           $   40.53                         88                           $  287.59

             68                           $   44.27                         89                           $  311.42

             69                           $   48.41                         90                           $  336.81

             70                           $   53.10                         91                           $  364.47

             71                           $   58.48                         92                           $  395.85

             72                           $   64.67                         93                           $  434.54

             73                           $   71.72                         94                           $  488.72

             74                           $   79.51                         95                           $  575.26

             75                           $   87.89                         96                           $  732.95

             76                           $   96.76                         97                           $ 1061.50

             77                           $  106.02                         98                           $ 1508.68

             78                           $  115.76                         99                           $ 1508.68
------------------------------------------------------------------------------------------------------------------

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
RATES BASED ON 150% OF THE 1980 COMMISSIONERS STANDARD
ORDINARY MALE SMOKER MORTALITY TABLE

PER $10,000 OF INSURANCE


        Attained Age                       Monthly                     Attained Age                       Monthly
        Last Birthday                       Rate                       Last Birthday                       Rate
------------------------------------------------------------------------------------------------------------------
             16                           $    2.35                         37                           $    3.81

             17                           $    2.56                         38                           $    4.13

             18                           $    2.71                         39                           $    4.50

             19                           $    2.81                         40                           $    4.94

             20                           $    2.89                         41                           $    5.43

             21                           $    2.91                         42                           $    5.95

             22                           $    2.89                         43                           $    6.54

             23                           $    2.82                         44                           $    7.16

             24                           $    2.76                         45                           $    7.86

             25                           $    2.67                         46                           $    8.56

             26                           $    2.60                         47                           $    9.33

             27                           $    2.56                         48                          $    10.14

             28                           $    2.55                         49                          $    11.03

             29                           $    2.57                         50                          $    12.02

             30                           $    2.62                         51                          $    13.12

             31                           $    2.70                         52                           $   14.36

             32                           $    2.80                         53                           $   15.77

             33                           $    2.94                         54                           $   17.30

             34                           $    3.09                         55                           $   18.92

             35                           $    3.29                         56                           $   20.63

             36                           $    3.51                         57                           $   22.39
------------------------------------------------------------------------------------------------------------------

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
RATES BASED ON 150% OF THE 1980 COMMISSIONERS STANDARD
ORDINARY MALE SMOKER MORTALITY TABLE (CONTINUED)

PER $10,000 OF INSURANCE


        Attained Age                       Monthly                     Attained Age                       Monthly
        Last Birthday                       Rate                       Last Birthday                       Rate
------------------------------------------------------------------------------------------------------------------
             58                           $   24.16                         79                           $  144.93

             59                           $   26.07                         80                           $  156.75

             60                           $   28.21                         81                           $  169.90

             61                           $   30.63                         82                           $  184.77

             62                           $   33.33                         83                           $  201.61

             63                           $   36.49                         84                           $  219.94

             64                           $   39.95                         85                           $  239.24

             65                           $   43.71                         86                           $  259.07

             66                           $   47.62                         87                           $  279.08

             67                           $   51.69                         88                           $  299.20

             68                           $   55.89                         89                           $  319.44

             69                           $   60.60                         90                           $  340.09

             70                           $   65.82                         91                           $  364.81

             71                           $   71.70                         92                           $  392.00

             72                           $   78.42                         93                           $  423.51

             73                           $   86.07                         94                           $  465.41

             74                           $   94.51                         95                           $  529.23

             75                          $   103.50                         96                           $  647.36

             76                          $   113.44                         97                           $ 885.25

             77                           $  123.66                         98                           $ 1473.40

             78                           $  134.04                         99                           $ 1508.68
------------------------------------------------------------------------------------------------------------------

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
RATES BASED ON 150% OF THE 1980 COMMISSIONERS STANDARD
ORDINARY MALE NONSMOKER MORTALITY TABLE

PER $10,000 OF INSURANCE


        Attained Age                       Monthly                     Attained Age                       Monthly
        Last Birthday                       Rate                       Last Birthday                       Rate
------------------------------------------------------------------------------------------------------------------
             16                           $    1.80                         37                           $    2.35

             17                           $    1.92                         38                           $    2.50

             18                           $    2.01                         39                           $    2.67

             19                           $    2.07                         40                           $    2.86

             20                           $    2.10                         41                           $    3.09

             21                           $    2.09                         42                           $    3.31

             22                           $    2.06                         43                           $    3.58

             23                           $    2.01                         44                           $    3.85

             24                           $    1.96                         45                           $    4.15

             25                           $    1.90                         46                           $    4.49

             26                           $    1.85                         47                           $    4.87

             27                           $    1.82                         48                           $    5.26

             28                           $    1.80                         49                           $    5.68

             29                           $    1.80                         50                           $    6.15

             30                           $    1.80                         51                           $    6.70

             31                           $    1.84                         52                           $   7.33

             32                           $    1.87                         53                           $   8.08

             33                           $    1.94                         54                           $   8.93

             34                           $    2.01                         55                           $   9.90

             35                           $    2.10                         56                           $   10.98

             36                           $    2.21                         57                           $   12.16
------------------------------------------------------------------------------------------------------------------

TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE
RATES BASED ON 150% OF THE 1980 COMMISSIONERS STANDARD
ORDINARY MALE NONSMOKER MORTALITY TABLE (CONTINUED)

PER $10,000 OF INSURANCE


        Attained Age                       Monthly                     Attained Age                       Monthly
        Last Birthday                       Rate                       Last Birthday                       Rate
------------------------------------------------------------------------------------------------------------------
             58                           $   13.47                         79                           $  115.44

             59                           $   14.89                         80                           $  126.61

             60                           $   16.47                         81                           $  139.18

             61                           $   18.22                         82                           $  153.57

             62                           $   20.21                         83                           $  170.06

             63                           $   22.45                         84                           $  188.34

             64                           $   24.99                         85                           $  208.14

             65                           $   27.79                         86                           $  229.11

             66                           $   30.84                         87                           $  251.08

             67                           $   34.12                         88                           $  274.01

             68                           $   37.65                         89                           $  297.98

             69                           $   41.46                         90                           $  323.32

             70                           $   45.73                         91                           $  350.22

             71                           $   50.63                         92                           $  380.00

             72                           $   56.30                         93                           $  414.73

             73                           $   62.85                         94                           $  460.55

             74                           $   70.23                         95                           $  529.23

             75                           $   78.33                         96                           $  647.36

             76                           $   86.88                         97                           $ 885.25

             77                           $  95.91                          98                           $ 1473.40

             78                           $  105.34                         99                           $ 1508.68
------------------------------------------------------------------------------------------------------------------

OWNERSHIP AND ASSIGNMENT PROVISIONS

OWNER
    Unless otherwise specified on the application or unless Ownership is transferred in accordance with the provisions of the Policy:
        o the [Insured Employee] will be the Owner of the coverage for himself, [his Insured Spouse, his Former Insured Spouse, and his Insured Dependent Child, if any;]
    [   o  the Former Insured Dependent Child will be the Owner of the coverage for himself; and
        o the Former Insured Employee, Retiree, and Leave of Absence Employee will be the Owner of the coverage for himself, his Former Insured Spouse, and his Insured Dependent Child, if any].

RIGHTS OF OWNER
    While an Insured is alive, the Owner may exercise all rights and privileges under the Certificate, including the right to: (a) release or Surrender the Certificate to the Company; (b) agree with the Company to any change in the Certificate; (c) transfer all rights and privileges to another person; (d) change the Beneficiary; and (e) assign his Certificate.

    All rights and privileges of the Owner may be exercised without the consent of any designated Beneficiary, unless the Owner has given up the right to change the Beneficiary.

    Unless provided otherwise, if the Owner is a person other than the Insured and dies before the Insured, all the rights and privileges of the Owner will vest in the Owner's executors or administrators.

TRANSFER OF OWNERSHIP
    The Owner may transfer all his rights and privileges by Assignment to a third party. On the effective date of transfer, that third party will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date.

    Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

    A transfer of ownership or a revocation of transfer must be in writing in a form satisfactory to the Company and filed with the Company. A transfer or a revocation will take effect on the later of the effective date specified by the Owner or the date it is recorded by the Company. Any payment made or any action taken or allowed by the Company before a transfer or a revocation is recorded and effective, will be without prejudice to the Company. The Company does not assume responsibility for the validity or sufficiency of any Assignment.

BENEFICIARY PROVISIONS

BENEFICIARY DESIGNATION

    The Owner may designate a Beneficiary to whom the proceeds will be paid in the event of death of the Insured. Upon the death of an Insured Dependent Child [and/or Insured Spouse], the Coverage Amount will be paid to the Owner of the Certificate under which the Insured Dependent Child [and/or Insured Spouse] was covered unless otherwise designated by the Owner.


    If a Beneficiary dies before the Insured, that Beneficiary's interest will end; such Beneficiary's share will be paid in equal shares to the other Beneficiaries, if there are any. This does not apply if other arrangements have been filed with the Company.

    If there is no surviving Beneficiary or the Owner has not designated a Beneficiary, benefits will be paid to the first surviving class of the following classes of Beneficiaries:
        o the Insured's Spouse; or
        o the Insured's Child or Children; or
        o the Insured's parents; or
        o the Insured's siblings.

    If there is no surviving member of any of the above classes, the benefits will be paid to the Owner or Owner's estate. If the Beneficiary is a minor or is not able to give valid receipt for any payment due him, such payment will be made to his legal guardian.

    Payment in the manner described above will release the Company from all liability to the extent of any payment made.

CHANGE OF BENEFICIARY
    The Owner may change the Beneficiary at any time without the consent of the Beneficiary, unless the Beneficiary designation is irrevocable. Any change must be made in writing in a form satisfactory to the Company and signed by the Owner. Consent of the Beneficiary will not be required to effect any changes other than an irrevocable Beneficiary designation.

    No change in Beneficiary will take effect until this form is received by the Company. When this form is received, the change will take effect as of the date of the form. If the Insured dies before the form is received, the Company's obligations under the Policy will be satisfied to the extent of any payment that was made before receipt of the form.

GENERAL PROVISIONS


MISSTATEMENT OF AGE
    If an Insured's age has been misstated, the Company will adjust all benefits to the amounts that the cost of insurance deducted would have purchased for the correct age, subject to the Qualification Under Internal Revenue Code provision.

INCONTESTABILITY
    The Company will not contest the validity of this insurance after it has been in force for two years from the date of issue or Reinstatement, except for nonpayment of premiums. No statement made by an Insured as to his insurability will be used to contest the validity of the insurance after it has been in force prior to the contest for a period of two years during the Insured's lifetime. No statement made by an Insured will be used to contest the validity of his coverage unless it is made in writing, signed by him and a copy given to him or his Beneficiary. Any increase in the Coverage Amount effective after an Insured first becomes insured or reinstates coverage will be incontestable only after such increase has been in force for two years during the Insured's lifetime. The basis for contesting an increase in the Coverage Amount will be limited to material misrepresentations made in the application for the increase.

ANNUAL CERTIFICATE REPORT
    The Company will send a report to each Owner once a year to be attached to the Certificate. The report will show the current Coverage Amount, the Death Benefit, the Cash Value, and any Loan Balance. The report will also show interest earned, gains and losses in the Fund Accounts, premiums paid and any other information required by applicable laws.

PAYMENT OF PROCEEDS
    Proceeds, as used in the Policy, means an amount payable:
        o on the date an Owner Surrenders the Certificate; or
        o upon the death of the Insured.

    The proceeds payable upon receipt of due proof of an Insured's death will be as described in the Death Benefit section. If an Insured dies as a direct result of an accidental bodily injury, the proceeds may also include any supplemental benefit, if available and elected.

    If an Owner Surrenders the Certificate, the proceeds will be the Net Cash Value less any applicable Surrender fee and less any other amounts due the Company under this Certificate. The proceeds are subject to the adjustments described in the Policy.

DEFERMENT OF PAYMENTS
    Amounts payable as a result of Loans, Surrenders, Partial Surrenders, or for any other reason, will be paid upon receipt of such documentation as may be required by the Company at the time. However, payment of amounts from the Fund Accounts may be postponed when the NYSE is closed or when the Securities and Exchange Commission (SEC) declares an emergency. Additionally, the Company reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by the Company. During any such deferred period, the amount payable will bear interest as required by law.

[SUICIDE
    If an Insured commits suicide, while sane or insane, within two years from the date his insurance becomes effective, his Death Benefit will be limited to a refund of the premiums paid, less: (a) any Current Outstanding Loan Balance; and (b) the amount of any Partial Surrenders.

    If an Insured commits suicide, while sane or insane, within two years from the effective date of any increase in the Insured's Coverage Amount, the Death Benefit payment with respect to such increase will be limited to a refund of the monthly charges for the cost of the increase.]

QUALIFICATION UNDER INTERNAL REVENUE CODE
    The Policy is designed to qualify as a life insurance policy under the Internal Revenue Code, as amended, and to never become a Modified Endowment Contract, as defined in Section 7702A of the Code. The Company reserves the right to: (a) limit or decline an Insured's payments; (b) limit or decline Coverage Amount changes; (c) amend the Policy and Certificates; (d) distribute Cash Value; or (e) take any other action it deems necessary to preserve the qualification of the Policy as a life insurance policy under the Internal Revenue Code.

                           COVERAGE VERIFICATION PAGE

OWNER: [Mr. John Doe              GROUP POLICY NUMBER: [XXXXXXX]
       123 Main Street
       Anywhere, CT 06000]        CERTIFICATE NUMBER:  [XX-XXXXXX]

                                  CERTIFICATE EFFECTIVE DATE: [XX/XX/XX]

INSURED: [John Doe]   ISSUE AGE: [42]    ELIGIBILITY CLASS:  [Insured Employee]

POLICYHOLDER: [ABC Company]              POLICY EFFECTIVE DATE:  [XX/XX/XX]

[EMPLOYER:    [ABC Company]]             POLICY ANNIVERSARY DATE:  [XX/XX]

LIFE INSURANCE BENEFITS:
Coverage Amount:                         [$40,000.00]


ADDITIONAL BENEFITS                                                             RIDER EFFECTIVE DATE
[Automatic Increase Feature:             [Elected/Declined]                          XX/XX/XX]
[Dependent Child(ren) Term Insurance:    [$!]                                        XX/XX/XX]
[Spouse Term Life Insurance Rider        [$!]                                        XX/XX/XX]
[Accelerated Payment Benefit Rider                                                   XX/XX/XX]
[Paid-up Insurance Option Rider                                                      XX/XX/XX]
[Seat Belt Benefit Rider                                                             XX/XX/XX]
[Supplemental Accidental Death Benefit Rider                                         XX/XX/XX]
[Supplemental Accidental Death & Dismemberment Benefit Rider                         XX/XX/XX]
[Supplemental Accidental Death, Dismemberment, Loss of Sight,
Speech & Hearing; or Paralysis Benefit Rider                                         XX/XX/XX]
[Waiver of Cost of Life Insurance During Total Disability Rider                      XX/XX/XX]


LOANS, SURRENDERS:
Loan and Surrender information only pertains if you have accumulated a Cash
Value.

MINIMUM LOAN AMOUNT:             [$250.00]
MINIMUM PARTIAL SURRENDER:       [$250.00]
SURRENDER FEE:                   [$25.00]
PARTIAL SURRENDER FEE:           [$25.00]


[Beneficiary information may be verified by contacting the Company's Customer Service Center at 1455 Valley Center Parkway, Bethlehem, PA 18017, 1.800.828.3485.]

THIS COVERAGE IS UNDERWRITTEN BY:   Connecticut General Life Insurance Company.

EXPENSE CHARGES AND FEES

PREMIUM LOAD FOR TAXES
         A charge of up to 5.0% of each premium payment will be deducted to cover applicable state taxes and federal income tax liabilities. The current charge is [3.0%].

MONTHLY ADMINISTRATIVE FEE
         A Monthly Administrative Fee will be charged to each Certificate in an amount not to exceed $5.00 per month. The current Monthly Administrative Fee to be charged to each Certificate is [$!] per month.

         For each Certificate which has accumulated Cash Value in any Fund Account, an additional Monthly Administrative Fee will be charged, in an amount not to exceed $3.00 per month. The current additional Monthly Administrative Fee to be charged to each Certificate which has accumulated a Cash Value in any Fund Account is [$!] per month. The additional Monthly Administrative Fee for Certificates which have accumulated Cash Value in any Fund Account will be waived for any month in which the Net Cash Value of the Certificate is greater than [$10,000].

         The sum of the two Monthly Administrative Fees will not exceed $6.00 per month.

CHARGES AND FEES ASSOCIATED WITH THE FUND ACCOUNTS
         For mortality and expense risk, an asset charge is deducted from each Fund Account at the end of each Valuation Period. This charge may be changed by the Company from time to time, but it is guaranteed not to exceed a daily rate which is equivalent to 0.90% annually of the Fund Account's Value. As of the Certificate Effective Date, this charge was equal to a daily rate which is equivalent to [.45%] annually.

         In addition, Daily Fund Operating Expenses will be applied by each Fund as set forth in the prospectus for the applicable Fund(s).

TRANSACTION FEE
         A transaction fee of [$25] will be charged for each fund transfer in excess of [12] transfers made during any Policy Year and to each Surrender and Partial Surrender.

CHANGES TO EXPENSES, FEES AND CHARGES
         The Company reserves the right to change the Transaction Fees from time to time. The Company also reserves the right to change the Premium Load, the Monthly Administrative Fee, and the charges for mortality and expense risk; however, these charges and fees may not exceed the maximums set forth above.

FUND GROUPS                FUNDS                                               INITIAL ALLOCATION OF
                                                                                NET PREMIUM PAYMENTS
Fund Manager A            Fidelity VIP II Investment Grade Bond Portfolio           __________%
                          Fidelity VIP Equity-Income Portfolio                      __________%
                          Fidelity VIP II Asset Manager Portfolio                   __________%
                          Fidelity VIP Overseas Portfolio                           __________%

Fund Manager B            American Century VP Capital Appreciation                  __________%

Fund Manager C            CIGNA [Variable Products] Money Market Fund               __________%
                          CIGNA [Variable Products] S&P 500 Index Fund              __________%

CIGNA FIXED ACCOUNT                                                                 __________%
                                                                     TOTAL                 100%


NOTE:  Net premium payments also may be allocated to the Fixed Account.

The Separate Account for the Policy is CG Variable Life Insurance Separate Account A - A Connecticut General Life Insurance Company separate investment account established on May 22, 1995.


LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS
         There is no minimum allocation percentage to the Fixed Account or a Fund Account; however, all allocations must be made in [5%] increments and in aggregate must total 100%. Premium payments will be allocated after deduction of the Premium Load. If no allocation is made by the Owner, all net premiums will be allocated to the Fixed Account.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT
         A Transfer from the Fixed Account to any or all of the Fund Accounts may be made only during the 30-day period following each Policy Anniversary Date and is subject to a maximum aggregate annual limit of 25% of the Fixed Account Value as of the Policy Anniversary Date. Additionally, the Company has the right to limit the dollar amount of such transfers. Additional limitations on Transfers are set forth in the Transfer Privileges provision.

GUARANTEED MINIMUM INTEREST RATES
         The interest rate used to credit interest on the Fixed Account Value will be determined by the Company from time to time, but will never be less than an effective annual rate of 4% (.010746% compounded daily).

         The interest rate used to credit interest on the Loan Account Value will be determined by the Company from time to time, but will never be less than an effective annual rate of 6%. (As of the Certificate Effective Date, the interest rate used to credit interest on the Loan Account Value will be an effective annual rate of x%.)

PAID-UP INSURANCE OPTION RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Certificate Coverage Verification Pages.

ELECTION OF OPTION
     At any time after a Cash Value has accumulated under the Certificate, the Owner may elect:
        o to use a portion of the Net Cash Value to purchase
          Paid-up Insurance; or
        o to Surrender his Certificate and use all of the Net Cash Value, less applicable transaction fees, to purchase Paid-up Insurance.

     Such Paid-up Insurance will be provided under a separate policy of life insurance issued by the Company or an affiliate of the Company. Evidence of good health will not be required for such Paid-up Insurance.

     The amount of Paid-up Insurance will be determined by applying the amount Surrendered, less applicable transaction fees, as a single premium, using the guaranteed maximum life insurance rates and the guaranteed minimum interest rates at the Insured's then Attained Age. However, the amount of Paid-up Insurance may not exceed an Insured's Coverage Amount in force for him on the date of purchase.

     The Coverage Amount under the Insured's Certificate will be reduced by the amount of Paid- Up insurance purchased under this rider at the time such Paid-Up Insurance becomes effective.

     The Paid-up Insurance will be payable as set forth in the payment provisions in the Paid-up Insurance Policy.


                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY


       /s/ David C. Kopp             /s/ Thomas C. Jones
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT

ACCELERATED PAYMENT BENEFIT RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Certificate Coverage Verification Pages.

The effective date of insurance under this rider is subject to the terms and conditions set forth in the Certificate.

Any benefits paid under the Nursing Care and Custodial Care Facility Benefit, the Terminal Illness Benefit, or Specified Disease Benefit will reduce the amount of the Insured's Death Benefit.

This rider has no Cash Value or Loan value.


NOTICE: BENEFITS WHICH ARE PAID UNDER THIS ACCELERATED PAYMENT BENEFIT INSURANCE RIDER WILL REDUCE THE DEATH BENEFIT UNDER THE LIFE INSURANCE.

              BENEFITS PAID UNDER THIS ACCELERATED PAYMENT BENEFIT RIDER MAY BE TAXABLE. IF SO, THE OWNER OR BENEFICIARY MAY INCUR A TAX OBLIGATION. AS WITH ALL TAX MATTERS, THE OWNER SHOULD CONSULT HIS PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT. BENEFITS OF THIS RIDER ARE NOT PAYABLE IF THE CERTIFICATE TO WHICH IT IS ATTACHED IS NOT IN FORCE.

              THIS IS NOT A LONG-TERM CARE BENEFIT. BENEFITS PAID UNDER THIS RIDER MAY NOT BE SUFFICIENT TO COVER ALL EXPENSES ASSOCIATED WITH A LONG-TERM STAY IN A NURSING CARE OR CUSTODIAL CARE FACILITY.




                         [30-DAY RIGHT TO EXAMINE RIDER

If the Owner is not satisfied with this rider for any reason, it may be cancelled within 30 days after receipt. The Company will return any premium that has been paid. In that case, the rider will be void as if it had never been issued. ]

DEFINITIONS

ACTIVITIES OF DAILY LIVING
     The term "Activities of Daily Living" means the following:
     o   MOBILITY:         moving from one place to another.  It means:
                           a)   walking on a level surface, with or without
                                equipment; or
                           b)   using a wheelchair most or all of the time
                                to move on a level surface.

     o   DRESSING:             putting on and taking off all necessary items of
                               clothing. (Clothing includes braces and
                               artificial limbs, if they are usually worn.)

     o   TOILETING:        cleansing self after elimination and adjusting
                           clothing before and after using the toilet.

     o   TRANSFERRING:     moving into or out of a bed, chair, or other seat
                           (e.g., toilet), with or without equipment.

     o   FEEDING:              getting food into the body, by any means, after
                               it has been prepared and made available to the person.

[COGNITIVE IMPAIRMENT
     An Insured will be considered to have a Cognitive Impairment if he:
     o is disabled due to Alzheimer's disease or irreversible organic senile dementia, as diagnosed by a Physician; and
     o needs continuous human supervision to function without causing danger to himself or others. ]

[CUSTODIAL CARE FACILITY
     The term "Custodial Care Facility" means an institution, or that distinct part of an institution, which meets the following requirements:
     o it is operated under applicable licensing and any other legal requirements which apply to its operation; and
     o it provides for compensation, room and board, and 24-hour Custodial Care Services; and
     o   it keeps daily medical records on all patients. ]

[CUSTODIAL CARE SERVICES
     The term "Custodial Care Services" means services which:
     o provide assistance to an Insured with an Impairment in performing the Activities of Daily Living or provide supervision of an Insured with a Cognitive Impairment;
     o   are required to be performed by trained personnel; and
     o   are not primarily to treat an injury or a sickness. ]

[FUNCTIONAL IMPAIRMENT
     An Insured will be considered to have a Functional Impairment if he is unable to perform two or more Activities of Daily Living without human assistance. ]

HOSPITAL
     The term "Hospital" means:
     o an institution licensed as a Hospital which: a) maintains, on its premises, all facilities necessary for medical and surgical treatment;
         b) provides such treatment on an inpatient basis, for compensation, under the supervision of a staff of Physicians; and c) provides 24-hour service by Registered Graduate Nurses;
     o an institution which qualifies as a Hospital, a psychiatric Hospital or a tuberculosis Hospital, and a provider of services under Medicare, if such institution is accredited as a Hospital by the Joint Commission on the Accreditation of Hospitals;
     o an institution which: a) specializes in the treatment of mental illness, alcohol or drug abuse or other related illness; b) provides residential treatment programs; and c) is licensed in accordance with the laws of the appropriate legally authorized agency;
     o   a free-standing surgical facility; or
     o an institution which meets any one of the above requirements and is owned or operated by the U.S. Government.

[IMPAIRMENT
     The term "Impairment" means a Cognitive or Functional Impairment, as defined in this rider. ]

[NURSING CARE FACILITY
     The term "Nursing Care Facility" means an institution, or that distinct part of an institution, which meets the following requirements:

     o it is operated under applicable licensing and any other laws which apply to its operation; and
     o it provides, on an inpatient basis, skilled nursing care or intermediate nursing care for injury, sickness or physical rehabilitation; and
     o it is under the full-time supervision of a Physician or a Registered Graduate Nurse; and
     o it maintains a complete daily written record on the condition of, and the services actually received by each patient and that record is made available to us; and
     o it provides inpatient nursing care of sick or injured persons who must be under the care of a Physician.

     The term "Nursing Care Facility" will not include an institution which is primarily a place for the blind, the deaf, the mentally ill or the mentally retarded, or a place for the treatment of alcohol or drug abuse. ]

PHYSICIAN
     The term "Physician" means a licensed medical practitioner who is practicing within the scope of his or her license and who is licensed to prescribe and administer drugs or to perform surgery.

[PRE-EXISTING CONDITION
     The term "Pre-existing Condition" means a disease or condition for which the Insured: (a) received medical treatment, care or advice; (b) took prescribed drugs or medicines; or (c) consulted a Physician during the 12 months prior to the effective date of his coverage under the Policy. ]

[SPECIFIED DISEASE
     The term "Specified Disease" means a person has been diagnosed by a Physician as having one of the following diseases or conditions:

     o Life-Threatening Cancer; "life-threatening cancer" means any malignant disease or neoplasm characterized by abnormal cells that grow and spread in an uncontrolled manner. The term "life-threatening cancer" does not include pre-malignant lesions, carcinoma in situ, skin cancer other than malignant melanoma, carcinoid of the appendix, intraductal non-invasive carcinoma of the breast, stage 1 Hodgkin's disease and stage 1 transitional carcinoma of the urinary bladder or benign tumors but does include Leukemia and Hodgkin's Disease (other than stage 1). The diagnosis of "cancer" or a malignant tumor must be based on criteria established by the American Board of Pathology and histopathologic or histocytologic study.

     o Heart Attack; "Heart Attack" means acute myocardial infarction caused by coronary thrombosis or coronary occlusion diagnosed by a Physician. Supporting evidence must include electrocardiographic studies (EKG) and appropriate blood and clinical findings. If such studies are not available at the time of the attack, subsequent studies, when available, must confirm the episode by the demonstration of changes compatible with a heart attack and that were not known to be present prior to the episode in question. The term "heart attack" does not include any other diseases or abnormality of the heart or cardiovascular system; or associated or intercurrent diseases or injuries that may be the cause or result of a heart attack; or any other diseases or injuries.

     o Renal Failure; "Renal Failure" means the end stage of chronic, irreversible failure of both kidneys to function, necessitating regular renal dialysis.

     o Stroke; "Stroke" means a condition of sudden onset resulting in permanent brain damage as a result of a subarachnoid hemorrhage, thrombosis, embolism or of a sudden occlusion or spontaneous rupture of a blood vessel in the head or neck, including apoplexy or cerebral vascular accident. The term "stroke" does not include transient ischemic attacks (TIA), brief episodes of altered brain function due to inadequate blood flow to the brain from any cause nor other diseases or injuries involving the brain or that may be the cause or result of brain damage.

     o Specified Organ Transplant; "Specified Organ Transplant" means the replacement of a person's heart, liver or lungs with a corresponding organ from a human donor.

     o Acquired Immune Deficiency Syndrome (AIDS). "AIDS" means a person has tested positive for human immunodeficiency virus (HIV) infection and has been diagnosed as having a disease indicative of AIDS by a Physician using definitive diagnostic methods. The term "AIDS" does include HIV encephalopathy (dementia) and HIV wasting syndrome. ]

[TERMINAL ILLNESS
     A Terminal Illness will be considered to exist if a person has a written diagnosis and prognosis by two unaffiliated Physicians that he has 12 months or less to live. ]

                                  [BLANK PAGE]

[TERMINAL ILLNESS BENEFIT

BENEFIT
     The Company will pay a one-time Terminal Illness Benefit, up to [60%] of the Insured's Coverage Amount, when the Company receives verification that an Insured has a Terminal Illness. The Terminal Illness Benefit is based on the Insured's Coverage Amount under the Policy in effect on the Benefit Determination Date. This benefit is payable in a lump sum. [An Insured is not eligible for payment under this benefit if the Nursing Care and Custodial Care Facility Benefit or Specified Disease Benefit has been paid.]

BENEFIT DETERMINATION DATE
     The term "Benefit Determination Date" means the date the Company verifies that an Insured is terminally ill. The Terminal Illness Benefit cannot be greater than [60%] of the Coverage Amount in effect on the Benefit Determination Date.

DETERMINATION OF TERMINAL ILLNESS
     For the purpose of determining the existence of a Terminal Illness, the Company will require that the Insured submit the following:
         o a written diagnosis and prognosis by two unaffiliated Physicians licensed to practice in the United States, stating that the Insured has 12 months or less to live; and
         o supportive evidence satisfactory to the Company, including, but not limited to, radiological, histological, and laboratory reports documenting the Terminal Illness.]

[NURSING CARE AND CUSTODIAL CARE FACILITY BENEFIT

BENEFIT
     The Company will pay a one-time Nursing Care and Custodial Care Facility Benefit, up to [60%] of the Insured's Coverage Amount. The Nursing Care and Custodial Care Facility Benefit is based on the Insured's Coverage Amount in effect under the Policy on the date the Insured satisfies the Deductible Waiting Period. This benefit is payable in a lump sum or in equal monthly installments for [30] months. [An Insured is not eligible for payment under this benefit if the Terminal Illness Benefit or Specified Disease Benefit has been paid.]

     An Insured becomes eligible for the Nursing Care and Custodial Care Facility Benefit provided he:
         o    has an Impairment, as determined by the Company; and
         o is confined in a Nursing Care or Custodial Care Facility (registered as a bed patient on a 24-hour basis), due to the Impairment; and
         o provides the Company with written certification (from two unaffiliated Physicians licensed to practice in the United States) that the Insured is expected to remain in the Nursing Care or Custodial Care Facility for the rest of his life; and
         o    has satisfied the required Deductible Waiting Period.

DEDUCTIBLE WAITING PERIOD
     The Deductible Waiting Period is 90 consecutive days in an Insured's lifetime. The Deductible Waiting Period begins on the date that the Company verifies that the Insured has an Impairment and was confined in a Nursing Care or Custodial Care Facility (registered as a bed patient on a 24-hour basis).

     Once the Company verifies that the Insured has an Impairment, the Insured must continue to be confined due to the Impairment for each additional day needed to satisfy the Deductible Waiting Period.

     All days for which the Insured is confined in a Nursing Care or Custodial Care Facility within 90 days prior to the date the Company verifies he has an Impairment will be applied to the Deductible Waiting Period.

MONTHLY PAYMENT
     If the Owner elects a Monthly Payment, payment begins on the first day of the first month after the date the Insured becomes eligible for such payment. Monthly Payment will end on the earliest of the following:
         o the date the Owner has received [30] Monthly Payments; or
         o the date coverage under this rider terminates; or
         o the date the Insured dies.

     If the Insured dies after the initial payment is made, but before all installments are paid, the remaining payments will be paid in accordance with the Beneficiary Provisions applicable to the life insurance benefit.

LIMITATIONS
     No Nursing Care and Custodial Care Facility Benefit will be paid for any confinement in an institution located outside the United States.]

EXCLUSIONS
     No benefits are payable under this rider if an Impairment is caused by, or a confinement is due to:

     o  alcoholism or drug abuse;

     o  mental illness, other than Cognitive Impairment;

     o  commission of a felony or engaging in an illegal act; or

     o attempted suicide or intentionally self-inflicted injury, while sane or insane. ]

[SPECIFIED DISEASE BENEFIT

BENEFIT
     The Company will pay a one-time Specified Disease Benefit, up to [60%] of the Insured's Coverage Amount, when the Company receives verification that an Insured has a Specified Disease. The Specified Disease Benefit is based on the Insured's Coverage Amount under the Policy in effect on the Benefit Determination Date. This benefit is payable in a lump sum. An Insured is not eligible for payment under this benefit if the Terminal Illness Benefit or Nursing Care and Custodial Care Facility Benefit has been paid.

BENEFIT DETERMINATION DATE
     The term "Benefit Determination Date" means the date the Company verifies that an Insured has a Specified Disease. The Specified Disease Benefit cannot be greater than [60%] of the Coverage Amount in effect on the Benefit Determination Date.

LIMITATION
     The Company will not pay a Specified Disease Benefit for a Pre-existing Condition. This limitation will not apply if:
          o    the Insured: (a) receives no medical treatment, care or advice;
               (b) does not take prescribed drugs or medicines; or (c) does not consult with a Physician for the disease or condition for 12 months after the effective date of this insurance; or
          o the Insured's coverage under the Policy has been effective for 24 straight months.

DETERMINATION OF SPECIFIED DISEASE
     For the purposes of determining the existence of a Specified Disease, the Company will require that the Insured submit the following:
          o a written diagnosis and prognosis by two Physicians licensed to practice in the United States certifying the existence of a Specified Disease; and
          o supportive evidence satisfactory to the Company, including but not limited to radiological, histological or laboratory reports documenting the Specified Disease. ]

PREMIUM PROVISIONS

PREMIUM
     The premium for this rider will be included in the Monthly Deduction and will be shown in the Certificate Coverage Verification Pages.

[WAIVER OF PREMIUM
     The Monthly Deduction for an Insured and his Insured Dependent Child(ren), if any, will be waived for any month for which Monthly Payments are payable.]

CHANGE IN PREMIUMS
     Any premiums for insurance under this rider may be changed by the Company from time to time with at least 31 days' advance written notice. Any such change will be made on a class basis.

TERMINATION OF INSURANCE UNDER THIS RIDER
     The insurance under this rider for [an Insured Employee, Insured Spouse, Former Insured Employee, Former Insured Spouse, Retiree, or Leave of Absence Employee] will cease on the earliest of the following dates:

     o   the date the Insured's coverage ends under the Certificate; or
     o the last day for which the Insured has paid the required premium for this rider, subject to the Grace Period for Insured; or
     o the date [the Terminal Illness Benefit or Specified Disease Benefit] becomes payable to an Insured who applied for such benefit[; or
     o the date that the Lump Sum Payment for the Nursing Care and Custodial Care Facility Benefit becomes payable to an Insured who applied for such benefit; or]
   [ o the date that the Monthly Payments for the Nursing Care and Custodial Care Facility Benefit end for an Insured on whose behalf such benefits were paid.]

GENERAL PROVISIONS

NOTICE OF CLAIM
     Written notice of a claim must be given to the Company within 60 days after[: 1) the start of the confinement in a Nursing Care or Custodial Care Facility; or 2) a diagnosis and prognosis of a Terminal Illness or Specified Disease has been made.] If the notice is not given in that time, the claim will not be invalidated or reduced if it is shown that written notice was given as soon as was reasonably possible.

CLAIM FORMS
     When the Company receives written notice of a claim, the Company will send forms for filing proof of loss. If the claimant does not get these claim forms within 15 days after the Company receives the notice of claim, the proof of loss requirements will be met by submitting, within 90 days, written proof of the nature and extent of the loss.

PROOF OF LOSS
     Written proof of loss must be given to the Company within 90 days after the date of loss. Failure to furnish proof within 90 days shall not invalidate or reduce any claim if it was not reasonably possible to furnish such proof within such time. Such proof must be furnished as soon as reasonably possible, but in no event, except in the absence of legal capacity, later than one year from the time proof is required.

PAYMENT OF CLAIM
     All benefits under this rider will be paid to the Owner. If the Insured dies prior to the payment of an eligible claim for an Accelerated Benefit, the life insurance benefit shall be paid in accordance with the Beneficiary Provisions applicable to the life insurance benefit. Any payment made by the Company prior to being advised of the Insured's death shall discharge the Company of any obligation to the extent the benefit was paid.

LEGAL ACTION
     No one may sue for payment of claim: a) less than 60 days after due proof of loss is furnished; or b) more than three years after the date proof of loss is required by the Policy.

RECOVERY OF OVERPAYMENT
     If an overpayment has been made by the Company, the Company has the right, at any time, to recover that overpayment from the person to whom or on whose behalf it was made.

EXAMINATION
     The Company may require, at its expense, an examination of the Insured and a review of the documented evidence by a Physician of its choice.


     CONNECTICUT GENERAL LIFE INSURANCE COMPANY


       /s/ [ILLEGIBLE]               /s/ Thomas C. Jones
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT

SEAT BELT BENEFIT RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Certificate Coverage Verification Pages.

BENEFIT
     The Company will pay a Seat Belt Benefit if an [Insured Employee] dies as a result of an accident which occurs:

         o    while covered under the Policy; and
         o while driving or riding as a passenger in a Private Passenger Car, and

              (a)    the car is equipped with seat belts;
              (b) the seat belt was in actual use and properly fastened at the time of the accident; and
              (c) the use and position of the seat belt is certified in the official report of the accident. However, if an official report is not available and it is unclear if the Insured was properly wearing a seat belt, the Company will pay the Limited Seat Belt Benefit. If such report indicates that a seat belt was not in use, the Company will not pay the Seat Belt Benefit.

     "Private Passenger Car" means a validly registered four-wheel vehicle which is includes station wagons, jeeps, pick-up trucks, and van-type cars.

     The Seat Belt Benefit will not be paid for an accident which occurs while the Insured is participating in a race, speed or endurance test.

     The Seat Belt Benefit is payable to the [Insured Employee's] designated Beneficiary, or if there is none, to the Owner or Owner's estate. The benefit will be equal to the lesser of:

         o [10%] of the Insured's Coverage Amount, but no less than [$1,000]; or
         o [$10,000].

     The Limited Seat Belt Benefit is [$1,000].

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY



        /s/ [ILLEGIBLE]              /s/ THOMAS C. JONES
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT

                                    Mailing Address: Hartford, Connecticut 06152
                                            Home Office: Bloomfield, Connecticut

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                       SPOUSE'S TERM LIFE INSURANCE RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the [Policy Effective Date/Employer Participation Date] unless a later date is shown on the Certificate Coverage Verification Page.

DEATH BENEFIT
     [We/The Company] will pay the amount of term life insurance in effect to the Beneficiary of the [Insured Spouse, Class B Insured] for whom coverage has been elected and the applicable cost of insurance paid when [we/the Company] receive[s] due proof of death.
     Death must occur on or before the earliest of:

     o the date the [Insured Spouse, Class B Insured] is no longer eligible; or
     o the Policy Anniversary Date that is the same as or next follows the [Insured Spouse, Class B Insured]'s [65th] birthday; or
     o the date the Owner requests termination of this rider; or
     o the date the [Insured Employee, Class A Insured]'s coverage ends.

DEFINITION OF SPOUSE
     For the purpose of eligibility, "Spouse" means the lawful Spouse of a[n] [Insured Employee, Former Insured Employee, Class A Insured, Class E Insured]'s lawful Spouse who is not legally separated from the [Employee]. [The term "Spouse" also includes Domestic Partner.] Spouse does not include any person who is eligible for insurance under the Policy as an Employee of the Employer.

AMOUNT OF INSURANCE AVAILABLE
     Guaranteed Issue Amount:   The amount of insurance which can be elected for
                                a[n] [Insured Spouse, Class B Insured] is an amount elected in increments of [$10,000]. The sum of the Coverage Amount, [the Paid-up
                                Insurance, if any,] and any insurance continued
                                [or converted under a Replaced Policy] may not exceed an amount equal to: (a) [3 times] the Employee's Annual Compensation; or (b)
                                [$100,000], whichever is less.

     Maximum Coverage Amount:   [$!]

ELIGIBILITY
     Each Spouse of an eligible [Employee] will become eligible to be insured as a[n] [Insured Spouse, Class B Insured] on the later of:

     o   the date the Employee becomes insured; or
     o the date the person becomes a Spouse of an [Insured Employee, Former Insured Employee, Class A Insured];

     provided the Spouse is less than [65] years of age on that date.


                                     1 of 5

EFFECTIVE DATE OF INSURANCE
     If coverage is elected before or within 31 days after the date a Spouse becomes eligible, his insurance will become effective, in an amount not to exceed the Guaranteed Issue Amount, on the later of: (a) the date he becomes eligible; or (b) the date the completed and signed [enrollment form/application] is received by [us/the Company].

     If coverage is elected for a Spouse for an amount in excess of the Guaranteed Issue Amount, he will become insured for the amount that exceeds the Guaranteed Issue Amount on the date [we/the Company] agree[s] in writing to insure him for that amount. [We/The Company] will require the Spouse to satisfy the Insurability Requirement before [we/it agree[s] to insure him for the higher amount.

     If coverage is elected more than 31 days after a Spouse becomes eligible, he will become insured under this rider on the date [we/the Company] agree[s] in writing to insure him. [We/The Company] will require the Spouse to satisfy the Insurability Requirement before [we/it] agree[s] to insure him for any amount.

     If, on the date coverage under this rider would begin, a Spouse:

     o   is hospitalized; and/or
     o is confined at home under the care of a doctor for sickness or injury; and/or
     o has had his level of activity significantly reduced so that he requires human supervision or assistance to perform any of the following Activities of Daily Living: (a) mobility; (b) transferring;
         (c) feeding; (d) dressing; or (e) toileting; which another person of the same age and sex could normally perform; and/or
     o is receiving any disability benefits from any source due to any sickness or injury;

     his insurance will begin on the day after the conditions set forth above have ended. If all of these conditions have not ended within 90 days from the date [we/the Company] receive[s] the completed and signed original enrollment form, a new enrollment form will be required.] [We/The Company] will require the Spouse to satisfy the Insurability Requirement before [we/it] agree[s] to insure him for any amount.

BENEFICIARY
     The Owner of the Certificate may designate a Beneficiary to whom the proceeds will be paid in the event of the death of the [Insured Spouse, Class B Insured]. If no Beneficiary is named on the date of the [Insured Spouse, Class B Insured]'s death, the benefit will be paid in accordance with the Beneficiary Provisions applicable to the life insurance benefit set forth in the Certificate to which this rider is attached.

CONTINUATION PROVISION
     A[n] [Insured Spouse, Class B Insured]'s coverage under this rider continues if the [Insured Employee, Class A Insured] through whom he became insured is eligible to continue coverage in accordance with the [Continuation Provisions, Cancellation Provisions] set forth in the Certificate to which this rider is attached.


                                     2 of 5

CONVERSION PRIVILEGE
     If the [Insured Spouse, Class B Insured]'s coverage under this rider ends for any reason, except nonpayment of premiums, the Owner may convert up to the amount of insurance which ends, less any amount which the [Insured Spouse, Class B Insured] becomes eligible to continue or replace under the Policy or under a Successor Plan.

     To convert, the Owner may apply for any type of life insurance currently being issued by [us/the Company] at the age and in the amount applied for, except that the new insurance may not:

     o be term insurance (except for the first year after this rider ends. For that year, he may elect single premium term insurance to precede the permanent plan.); or
     o   contain disability or any other supplemental benefits.

     To apply for conversion insurance, the Owner must, within 31 days after coverage under this rider ends:

     o   submit an application to [us/the Company]; and
     o   pay the required premium.

     Conversion coverage will become effective on the 31st day after the date coverage under this rider ends, provided: (a) the application has been received by [us/the Company]; and (b) the required premium has been paid. Evidence of insurability will not be required for the converted amount.

     Premium for the conversion insurance will be based on:

     o   the age and class of risk of the [Insured Spouse, Class B Insured]; and
     o   the type and amount of coverage issued.

     If the [Insured Spouse, Class B Insured] dies during the 31-day conversion period, life insurance benefits will be paid under this rider regardless of whether he applied for conversion insurance. If a conversion policy is issued, it will replace coverage for that type and amount of insurance under this rider.

EXTENSION OF CONVERSION PERIOD
     If a[n] [Insured Spouse, Class B Insured] is eligible for conversion, and the Owner is not notified of this right at least 15 days prior to the end of the 31-day conversion period, the conversion period will be extended. The Owner will have 15 days from the date notice is given to apply for conversion insurance. In no event will the conversion period be extended beyond 60 days. Notice, for the purposes of this section, means written notice presented to the Owner by the Employer or mailed to the Owner's last known address as reported by the Employer.

     If the [Insured Spouse, Class B Insured] dies during the extended conversion period, but more than 31 days after his coverage under this rider terminates:

     o   life insurance benefits will not be paid under this rider; and
     o life insurance benefits will be paid under the conversion insurance, provided: (a) the


                                     3 of 5

         [Insured Spouse, Class B Insured]'s application for conversion insurance has been received by [us/the Company]; and (b) the required premium has been paid.


                                     4 of 5

INDIVIDUAL TERMINATIONS
     A[n] [Insured Spouse, Class B Insured]'s Term Life insurance will end on the earliest date below:
     o   the date the [Insured Spouse, Class B Insured] is no longer eligible;
         or
     o   the date this rider is cancelled; or
     o the last day for which the required premium for this rider has been paid; or
     o the Policy Anniversary Date that is the same as or next follows the [Insured Spouse, Class B Insured]'s [65th] birthday; or
     o the Policy Anniversary Date that is the same as or next follows the retirement date of a[n] [Insured Employee, Class A Insured]; or
     o   the date of death of the [Insured Spouse, Class B Insured].

TERMINATION OF THE RIDER
     The [Policyholder/Employer] may terminate this rider by giving [us/the Company] written [GRAPHIC OMITTED]notice 60 days before the termination date. [We/The Company] may terminate this rider by giving the [Policyholder/Employer] written notice 60 days before the termination date.

     The termination of this rider will not affect the coverage under any Certificate riders in force prior to the date this rider is terminated. No new Certificate riders will be issued after the date this rider is terminated.




                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY



       /s/ David C. Kopp             /s/ Thomas C. Jones
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT




                                     5 of 5

SUPPLEMENTAL ACCIDENTAL DEATH BENEFIT RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Coverage Verification Pages.

BENEFITS
     The Company will pay the Supplemental Accidental Death Benefit, in addition to the Life Insurance Death Benefit, to the Beneficiary of the [Insured Employee, Insured Spouse, Former Insured Employee, Former Insured Spouse or Leave of Absence Employee] who has elected and paid the applicable cost of insurance for the Supplemental Accidental Death Benefit, when the Company receives due proof of death. Death must result directly from an accidental bodily injury, and independently of all other causes. Death must occur within 90 days of the accident causing the injury and while coverage is in force. The Supplemental Accidental Death Benefit payable will be equal to the Insured's Coverage Amount in force on the date of his death.

LIMITATIONS
     Benefits under this rider will not be paid if the accidental death in any way results from:
         o intentionally self-inflicted injury, suicide or any attempt thereat, while sane or insane;
         o  mental infirmity;
         o sickness, disease, bodily infirmity, or bacterial or viral infection, even if contracted by accident. This exclusion does not apply to bacterial infection that is the natural and foreseeable result of an accidental external cut or wound;
         o declared or undeclared war, an act of war, or service in any military force of any country while such country is engaged in war;
         o  performing police duty as a member of a military organization;
         o  taking part in the commission of a felony;
         o voluntary use of any controlled substance, unless prescribed for the Insured by his Physician. The term "controlled substance" is defined in Title II of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as now or hereafter amended; or
         o travel or flight in any aircraft, except as a passenger on a commercial flight, Employer aircraft, or a military air transport passenger flight.

TERMINATION
     An Insured's Supplemental Accidental Death Benefit will cease on the earliest date below:
         o the date the Insured's insurance ceases as described in the Certificate; or
         o the last day for which the Insured has paid the required premium for this rider; or
         o  the date this rider is cancelled; or
         o the Policy Anniversary Date that is the same as or next follows the retirement date of an Insured Employee; or
         o the Policy Anniversary Date that is the same as or next follows the [65th] birthday of [an Insured Spouse, Former Insured Employee, Former Insured Spouse, or Leave of Absence Employee].

     The Insured must notify the Company of the occurrence of any of the above events. If premium is collected for this benefit beyond the date this benefit ceases, such premium will be returned and no benefit will be payable in the event of death.

     [If an Insured Employee or Former Insured Employee's cost of life insurance is waived as described in the Waiver of Cost of Life Insurance During Total Disability Rider, his Supplemental Accidental Death Benefit will cease on the date his Waiver of Cost of Life Insurance is approved by the Company. This rider will be reinstated on the date his Waiver of Cost of Life Insurance ceases, provided the required premium is paid to the Company for his life insurance and his Supplemental Accidental Death Benefit Rider.]




                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY



       /s/ [ILLEGIBLE]               /s/ Thomas C. Jones
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT

SUPPLEMENTAL ACCIDENTAL DEATH AND DISMEMBERMENT
BENEFIT RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Certificate Coverage Verification Pages.

BENEFITS
     The Company will pay the Supplemental Accidental Death and Dismemberment Benefit to the Insured's Beneficiary in the event of loss of life, and to the Owner in the event of other covered losses, upon receipt of due proof that the [Insured Employee, Insured Spouse, Former Insured Employee, Former Insured Spouse, or Leave of Absence Employee] has suffered a loss, as shown in the Table of Losses and Benefits while insured for the Supplemental Accidental Death and Dismemberment Benefit. The loss must be as a direct result of that injury, independent of all other causes. The loss must occur within 90 days after the date of the accident causing the loss.

     The Supplemental Accidental Death and Dismemberment Benefit payable will be equal to the Coverage Amount in force on the Insured on the date of the loss, multiplied by the percentage shown in the Table of Losses and Benefits for such loss. The maximum that will be paid for all losses resulting from injuries received by an Insured in any one accident will be his Coverage Amount.

TABLE OF LOSSES AND BENEFITS

    TYPE OF LOSS                                          % OF COVERAGE AMOUNT
    Loss of Life                                                  100%
    Loss of Both Hands                                            100%
    Loss of Both Feet                                             100%
    Loss of Entire Sight of Both Eyes                             100%
    Loss of One Hand and One Foot                                 100%
    Loss of One Hand and Entire Sight of One Eye                  100%
    Loss of One Foot and Entire Sight of One Eye                  100%
    Loss of One Hand                                               50%
    Loss of One Foot                                               50%
    Loss of Entire Sight of One Eye                                50%
    Loss of Thumb and Index Finger of the Same Hand                25%

    Loss of a hand or foot means complete Severance through or above the wrist or ankle joint. Loss of sight means the total, permanent loss of sight of the eye. The loss of sight must be irrecoverable by natural, surgical or artificial means. Loss of a thumb and index finger means complete Severance through or above the metacarpophalangeal joints (the joints between the fingers and the hand).

    (In California, loss of a thumb and index finger means loss by complete Severance of at least one whole phalanx of each.) (In South Carolina, the complete severance of four whole fingers from one hand equals the loss of one hand.)

    "Severance" means the complete separation and dismemberment of the part from the body.

LIMITATIONS
    Benefits under this rider will not be paid if the loss in any way results from:
         o intentionally self-inflicted injury, suicide or any attempt thereat, while sane or insane;
         o  mental infirmity;
         o sickness, disease, bodily infirmity, or bacterial or viral infection, even if contracted by accident. This exclusion does not apply to bacterial infection that is the natural and foreseeable result of an accidental external cut or wound;
         o declared or undeclared war, an act of war or service in any military force of any country while such country is engaged in war;
         o  performing police duty as a member of a military organization;
         o  taking part in the commission of a felony;
         o voluntary use of any controlled substance, unless prescribed for the Insured by his Physician. The term "controlled substance" is defined in Title II of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as now or hereafter amended; or
         o travel or flight in any aircraft, except as a passenger on a commercial flight, Employer aircraft, or a military air transport passenger flight.

TERMINATION
    [An Insured's] coverage provided by this rider will cease on the earliest date below:
            o  the date the insurance ceases, as described in the Certificate;
               or
            o the last day for which the Insured has paid the required premium for this rider; or
            o  the date this rider is cancelled; or
            o the Policy Anniversary Date that is the same as or next follows the normal retirement date of an Insured Employee; or
            o the Policy Anniversary Date that is the same as or next follows the [65th] birthday of [an Insured Spouse, Former Insured Employee, Former Insured Spouse, or Leave of Absence Employee].

    The Insured must notify the Company of the occurrence of any of the above events. If premium is collected for this benefit beyond the date this benefit ceases, such premium will be returned and no benefit will be payable in the event of loss beyond the termination date.

    [If an Insured Employee or Former Insured Employee's cost of life insurance is waived as described in the Waiver of Cost of Life Insurance During Total Disability Rider, his Supplemental Accidental Death and Dismemberment Benefit will cease on the date his Waiver of Cost of Life Insurance is approved by the Company. This rider will be reinstated on the date his Waiver of Cost of Life Insurance ceases, provided the required premium is paid to the Company for his life insurance and his Supplemental Accidental Death and Dismemberment Benefit Rider.]


                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY



        /s/ [ILLEGIBLE]               /s/ THOMAS C. JONES
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT

SUPPLEMENTAL ACCIDENTAL DEATH, DISMEMBERMENT, LOSS OF SIGHT, SPEECH AND HEARING; OR PARALYSIS BENEFIT RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Certificate Coverage Verification Pages.

BENEFITS
     The Company will pay the below scheduled benefit to the Insured's Beneficiary in the event of loss of life and to the Owner in the event of all other covered losses, upon receipt of due proof that the [Insured Employee, Insured Spouse, Former Insured Employee, Former Insured Spouse, or Leave of Absence Employee] has suffered a loss, as shown in the Table of Losses and Benefits, while insured for the Supplemental Accidental Death, Dismemberment, Loss of Sight, Speech and Hearing; or Paralysis Benefit. The loss must be as a direct result of that injury, independent of all other causes. The loss must occur within 90 days after the date of the accident causing the loss.

     The benefit payable will be equal to the Coverage Amount in force on the Insured on the date of the loss, multiplied by the percentage shown in the Table of Losses and Benefits for such loss. The maximum that will be paid for all losses resulting from injuries received by an Insured in any one accident will be his Coverage Amount.

TABLE OF LOSSES AND BENEFITS

    TYPE OF LOSS                                                      % OF COVERAGE AMOUNT
    Loss of Life                                                               100%
    Loss of Both Hands                                                         100%
    Loss of Both Feet                                                          100%
    Loss of Entire Sight of Both Eyes                                          100%
    Loss of One Hand and One Foot                                              100%
    Loss of One Hand and Entire Sight of One Eye                               100%
    Loss of One Foot and Entire Sight of One Eye                               100%
    Loss of Speech and Hearing (both ears)                                     100%
    Quadriplegia (total Paralysis of both upper and lower limbs)               100%
    Paraplegia (total Paralysis of both lower limbs)                            50%
    Loss of One Hand                                                            50%
    Loss of One Foot                                                            50%
    Loss of Entire Sight of One Eye                                             50%
    Loss of Speech                                                              50%
    Loss of Hearing (both ears)                                                 50%
    Hemiplegia (total Paralysis of upper and lower limbs on one
    side of body)                                                               50%
    Loss of Thumb and Index Finger of the Same Hand                             25%

    Loss of a hand or foot means complete Severance through or above the wrist or ankle joint. Loss of sight means the total, permanent loss of sight of the eye. The loss of sight must be irrecoverable by natural, surgical or artificial means. Loss of speech means total, permanent and irrecoverable loss of audible communication. Loss of hearing means total and permanent loss of hearing in both ears which cannot be corrected by any means. Loss of a thumb and index finger means complete Severance through or above the metacarpophalangeal joints (the joints between the fingers and the hand).

     (In California, loss of a thumb and index finger means loss by complete Severance of at least one whole phalanx of each.) (In South Carolina, the complete Severance of four whole fingers from one hand equals the loss of one hand.)

     "Severance" means the complete separation and dismemberment of the part from the body.

     "Paralysis" means loss of use, without Severance, of a limb. This loss must be determined by a Physician to be complete and not reversible.

LIMITATIONS
     Benefits under this rider will not be paid if the loss in any way results from:
            o intentionally self-inflicted injury, suicide or any attempt thereat, while sane or insane;
            o  mental infirmity;
            o sickness, disease, bodily infirmity, or bacterial or viral infection, even if contracted by accident. This exclusion does not apply to bacterial infection that is the natural and foreseeable result of an accidental external cut or wound;
            o declared or undeclared war, an act of war or service in any military force of any country while such country is engaged in war;
            o  performing police duty as a member of a military organization;
            o  taking part in the commission of a felony;
            o voluntary use of any controlled substance, unless prescribed for the Insured by his Physician. The term "controlled substance" is defined in Title II of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as now or hereafter amended; or
            o travel or flight in any aircraft, except as a passenger on a commercial flight, Employer aircraft, or a military air transport passenger flight.

TERMINATION
     An Insured's coverage provided by this rider will cease on the earliest date below:
            o the date the Insured's insurance ceases, as described in the Certificate; or
            o the last day for which the Insured has paid the required premium for this rider; or
            o  the date this rider is cancelled; or
            o the Policy Anniversary Date that is the same as or next follows the normal retirement date of an Insured Employee; or
            o the Policy Anniversary Date that is the same as or next follows the [65th] birthday of [an Insured Spouse, Former Insured Employee, Former Insured Spouse, or Leave of Absence Employee].

     The Insured must notify the Company of the occurrence of any of the above events. If premium for this benefit is collected beyond the date this benefit ceases, such premium will be returned and no benefit will be payable in the event of loss beyond the termination date.

     [If an Insured Employee or Former Insured Employee's cost of life insurance is waived as described in the Waiver of Cost of Life Insurance During Total Disability Rider, his Supplemental Accidental Death, Dismemberment, Loss of Sight, Speech and Hearing; or Paralysis Benefit will cease on the date his Waiver of Cost of Life Insurance is approved by the Company. This rider will be reinstated on the date his Waiver of Cost of Life Insurance ceases, provided the required premium is paid to the Company for his life insurance and his Supplemental Accidental Death, Dismemberment, Loss of Sight, Speech and Hearing; or Paralysis Benefit Rider.]



                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY




        /s/ [ILLEGIBLE]               /s/ THOMAS C. JONES
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT

WAIVER OF COST OF LIFE INSURANCE DURING TOTAL DISABILITY RIDER

This rider is made a part of the Policy/Certificate to which it is attached. This rider takes effect on the Policy Effective Date unless a later date is shown in the Coverage Verification Pages.

BENEFIT
     If an Insured Employee or Former Insured Employee becomes Totally Disabled (as defined) before age [60], his cost of life insurance, the Monthly Administrative Fee, [and the cost of insurance for his Insured Dependent Child(ren)'s life insurance, for whom he has elected coverage and who are covered under his Certificate], will be waived while he remains continuously Totally Disabled. In addition, any cost of insurance deducted from his Cash Value by the Company for his life insurance under this Certificate [and the life insurance for his Insured Dependent Child(ren), if any,] on or after the date he becomes Totally Disabled, will be refunded to the Owner. No additional changes in coverage will be allowed after the Waiver is approved by the Company.

PROOF OF LOSS
     In order to qualify for the Waiver of Cost of Life Insurance, an Insured Employee or Former Insured Employee must submit due proof that he has been continuously Totally Disabled for [six] months or more. Such proof must be submitted to the Company no later than one year from the date the Insured Employee or Former Insured Employee becomes Totally Disabled. After his cost of life insurance [and the cost of life insurance for his Insured Dependent Child(ren), if any,] has been waived for one year, such cost of life insurance will be waived for additional periods of one year if:
         o    he remains continuously Totally Disabled; and
         o he submits to the Company, during the three months before the end of each such one-year period, proof of the continuation of Total Disability.

     However, the Insured Employee or Former Insured Employee is required to pay his cost of life insurance [and the cost of life insurance for his Insured Dependent Child(ren), if any,] if such cost of life insurance:
         o was due more than one year before the Company received proof of his Total Disability; or
         o was due but not yet paid if the Insured Employee or Former Insured Employee becomes Totally Disabled during a Grace Period for Insureds.

DEATH BENEFIT DURING WAIVER OF COST OF LIFE INSURANCE
     If an Insured Employee or Former Insured Employee dies while his cost of life insurance is being waived, the Death Benefit will be paid only if the Company receives proof, within one year of his death, that his Total Disability was continuous from the date we received the last proof of Total Disability until the date he died.

     The Death Benefit payable for [an Insured Employee, Former Insured Employee, or Insured Dependent Child(ren)] will be the Coverage Amount determined from The Schedule which was in effect on the day before the date the Insured Employee or Former Insured Employee became Totally Disabled, plus the Net Cash Value.

     The Coverage Amount may not be increased while the cost of life insurance is being waived.

TOTAL DISABILITY OR TOTALLY DISABLED
     An Insured Employee or Former Insured Employee will be considered Totally Disabled when he is completely unable to engage in any occupation for wage or profit because of injury or sickness.

     At any time while an Insured Employee or Former Insured Employee's cost of life insurance is being waived, the Company will have the right to require proof of his continuing Total Disability and, at its own expense, to have a Physician of its choice examine him. However, after he has been Totally Disabled for two years, the Company will require proof no more than once a year.

TERMINATION
     This rider will cease for an Insured Employee or Former Insured Employee [and his Insured Dependent Child(ren)] on the earliest of:
         o the date the Insured Employee or Former Insured Employee is no longer Totally Disabled; or
         o the date the Insured Employee or Former Insured Employee refuses to submit to any physical examination required by the Company; or
         o the last day of any one-year period of Total Disability during which the Insured Employee or Former Insured Employee fails to give proof of continuous Total Disability; or
         o the date the Insured Employee or Former Insured Employee attains age [65]; or
         o    the date the Certificate terminates.

     An Insured Employee or Former Insured Employee whose Waiver of Cost of Life Insurance ceases [for himself and any Insured Dependent Child(ren)] may continue this insurance by paying the Monthly Deduction directly to the Company, or through payroll deduction for an Insured Employee, or by having adequate Cash Value to cover the Monthly Deduction.

     For the purposes of this rider, an Insured Employee or Former Insured Employee's cost of life insurance is deemed to include his Monthly Administrative Fee.

     This rider does not apply to any supplemental coverage, if elected, nor to any insurance for [an Insured Spouse, Former Insured Spouse,] Former Insured Dependent Child(ren), Retiree, or Leave of Absence Employee.


                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY



        /s/ [ILLEGIBLE]               /s/ THOMAS C. JONES
       ---------------------         -----------------------
        Corporate Secretary                PRESIDENT



                                        2